                                                                    Exhibit 10.1




                              STOCK PURCHASE AGREEMENT



                                    BY AND AMONG


                   PREFERRED HEALTHCARE STAFFING, INC. ("BUYER")



                                        AND


    DEBBIE BENDER-BALAZICH, STEVEN BARTH, STEVEN JONES AND STEPHEN M. MCLAUGHLIN
                              (COLLECTIVELY "SELLERS")






                              DATED AS OF JULY 10, 1998

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                                  TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I SALE AND PURCHASE; CLOSING . . . . . . . . . . . . . . . . . . . . .1

          SECTION 1.1  Purchase and Sale of Purchased Shares . . . . . . . . .1
          SECTION 1.2  Purchase Price. . . . . . . . . . . . . . . . . . . . .1
          SECTION 1.3  Escrow. . . . . . . . . . . . . . . . . . . . . . . . .3
          SECTION 1.4  Closing . . . . . . . . . . . . . . . . . . . . . . . .3
          SECTION 1.5  Delivery of Schedules . . . . . . . . . . . . . . . . .3

ARTICLE II     REPRESENTATIONS AND WARRANTIES OF SELLERS . . . . . . . . . . .4

          SECTION 2.1  Capitalization. . . . . . . . . . . . . . . . . . . . .4
          SECTION 2.2  Title to the Shares . . . . . . . . . . . . . . . . . .4
          SECTION 2.3  Authority Relative to this Agreement. . . . . . . . . .4
          SECTION 2.4  No Conflicts; Consents. . . . . . . . . . . . . . . . .5
          SECTION 2.5  Corporate Existence and Power . . . . . . . . . . . . .5
          SECTION 2.6  Charter Documents and Corporate Records . . . . . . . .6
          SECTION 2.7  Financial Information . . . . . . . . . . . . . . . . .6
          SECTION 2.8  Liabilities . . . . . . . . . . . . . . . . . . . . . .7
          SECTION 2.9  Company Receivables . . . . . . . . . . . . . . . . . .7
          SECTION 2.10 Absence of Certain Changes. . . . . . . . . . . . . . .7
          SECTION 2.11  Leased Real Property . . . . . . . . . . . . . . . . .8
          SECTION 2.12  Personal Property; Assets. . . . . . . . . . . . . . .9
          SECTION 2.13  Contracts. . . . . . . . . . . . . . . . . . . . . . .9
          SECTION 2.14  Intangible Property. . . . . . . . . . . . . . . . . 10
          SECTION 2.15  Claims and Proceedings . . . . . . . . . . . . . . . 10
          SECTION 2.16  Taxes. . . . . . . . . . . . . . . . . . . . . . . . 10
          SECTION 2.17  Employee Benefits Plans. . . . . . . . . . . . . . . 13
          SECTION 2.18  Employee-Related Matters . . . . . . . . . . . . . . 15
          SECTION 2.19  Insurance. . . . . . . . . . . . . . . . . . . . . . 16
          SECTION 2.20  Compliance with Laws . . . . . . . . . . . . . . . . 16
          SECTION 2.21  Permits. . . . . . . . . . . . . . . . . . . . . . . 17
          SECTION 2.22  Environmental Matters. . . . . . . . . . . . . . . . 17
          SECTION 2.23  Finders Fees . . . . . . . . . . . . . . . . . . . . 18
          SECTION 2.24  Depositaries; Powers of Attorney, etc. . . . . . . . 18
          SECTION 2.25  Related Party Transactions . . . . . . . . . . . . . 18
          SECTION 2.26  Restrictions on Business Activities. . . . . . . . . 19
          SECTION 2.27  Customers. . . . . . . . . . . . . . . . . . . . . . 19
          SECTION 2.28  Absence of Certain Business Practices. . . . . . . . 19
          SECTION 2.29  Disclosure . . . . . . . . . . . . . . . . . . . . . 19
          SECTION 2.30  Transaction Shares . . . . . . . . . . . . . . . . . 20
          SECTION 2.31  Ability to Conduct Business. . . . . . . . . . . . . 20
          SECTION 2.32  Potential Conflicts of Interest. . . . . . . . . . . 20

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ARTICLE III    REPRESENTATIONS AND WARRANTIES OF BUYER AND
               PARENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

          SECTION 3.1  Authority Relative to this Agreement. . . . . . . . . 21
          SECTION 3.2  No Conflicts; Consents. . . . . . . . . . . . . . . . 21
          SECTION 3.3  Corporate Existence and Power . . . . . . . . . . . . 22
          SECTION 3.4  Finders Fees. . . . . . . . . . . . . . . . . . . . . 22
          SECTION 3.5  Parent Reports. . . . . . . . . . . . . . . . . . . . 22
          SECTION 3.6  Transaction Shares. . . . . . . . . . . . . . . . . . 22

ARTICLE IV     COVENANTS AND AGREEMENTS. . . . . . . . . . . . . . . . . . . 22

          SECTION 4.1  Conduct of Business of the Company. . . . . . . . . . 22
          SECTION 4.2  Corporate Examinations and Investigations . . . . . . 24
          SECTION 4.3  Additional Financial Statements . . . . . . . . . . . 24
          SECTION 4.4  Filings and Authorizations. . . . . . . . . . . . . . 24
          SECTION 4.5  Efforts to Consummate . . . . . . . . . . . . . . . . 25
          SECTION 4.6  Negotiations With Others. . . . . . . . . . . . . . . 25
          SECTION 4.7  Notices of Certain Events . . . . . . . . . . . . . . 25
          SECTION 4.8  Public Announcements. . . . . . . . . . . . . . . . . 26
          SECTION 4.9  Confidentiality . . . . . . . . . . . . . . . . . . . 26
          SECTION 4.10 Expenses. . . . . . . . . . . . . . . . . . . . . . . 26
          SECTION 4.11 Tax Matters . . . . . . . . . . . . . . . . . . . . . 27
          SECTION 4.12  Covenant Not-to-Compete. . . . . . . . . . . . . . . 27
          SECTION 4.13  Employee Matters . . . . . . . . . . . . . . . . . . 29
          SECTION 4.14  Further Assurances . . . . . . . . . . . . . . . . . 29
          SECTION 4.15  Registration Rights. . . . . . . . . . . . . . . . . 30
          SECTION 4.16  Insurance. . . . . . . . . . . . . . . . . . . . . . 30
          SECTION 4.17  Pooling of Interests . . . . . . . . . . . . . . . . 30
          SECTION 4.18  Self-Insurance . . . . . . . . . . . . . . . . . . . 30
          SECTION 4.19  Joint Venture Agreement. . . . . . . . . . . . . . . 30
          SECTION 4.20  Offers of Employment . . . . . . . . . . . . . . . . 31

ARTICLE V CONDITIONS TO CLOSING. . . . . . . . . . . . . . . . . . . . . . . 31

          SECTION 5.1  Conditions to the Obligations of the Parties. . . . . 31
          SECTION 5.2  Conditions to the Obligations of Sellers. . . . . . . 31
          SECTION 5.3  Conditions to the Obligations of Buyer. . . . . . . . 32

ARTICLE VI     INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . 35

          SECTION 6.1  Survival of Representations and Warranties. . . . . . 35
          SECTION 6.2  Obligation of Sellers to Indemnify. . . . . . . . . . 35
          SECTION 6.3  Obligation of Buyer to Indemnify. . . . . . . . . . . 36
          SECTION 6.4  Notice and Opportunity to Defend Third Party
                       Claims . . . . . . . . . . . . . . . . . .  . . . . . 36
          SECTION 6.5  Limits on Indemnification . . . . . . . . . . . . . . 37
          SECTION 6.6  Exclusive Remedy. . . . . . . . . . . . . . . . . . . 37

ARTICLE VII    SPECIFIC PERFORMANCE; TERMINATION . . . . . . . . . . . . . . 37

          SECTION 7.1  Specific Performance. . . . . . . . . . . . . . . . . 37
          SECTION 7.2  Termination . . . . . . . . . . . . . . . . . . . . . 38
          SECTION 7.3  Effect of Termination; Right to Proceed . . . . . . . 39

ARTICLE VIII   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . 39

          SECTION 8.1  Notices . . . . . . . . . . . . . . . . . . . . . . . 39
          SECTION 8.2  Entire Agreement. . . . . . . . . . . . . . . . . . . 40
          SECTION 8.3  Waivers and Amendments; Non-Contractual
                       Remedies; Preservation of Remedies. . . . . . . . . . 41
          SECTION 8.4  Governing Law . . . . . . . . . . . . . . . . . . . . 41
          SECTION 8.5  Consent to Jurisdiction . . . . . . . . . . . . . . . 41
          SECTION 8.6  Binding Effect; No Assignment . . . . . . . . . . . . 41
          SECTION 8.7  Exhibits. . . . . . . . . . . . . . . . . . . . . . . 41
          SECTION 8.8  Severability. . . . . . . . . . . . . . . . . . . . . 41
          SECTION 8.9  Counterparts. . . . . . . . . . . . . . . . . . . . . 42
          SECTION 8.10  Third Parties. . . . . . . . . . . . . . . . . . . . 42

ARTICLE IX     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . 42

          SECTION 9.1  Definitions . . . . . . . . . . . . . . . . . . . . . 42
          SECTION 9.2  Interpretation. . . . . . . . . . . . . . . . . . . . 48

 SCHEDULES

Schedule 2.1     --    List of Shareholders
Schedule 2.4     --    Sellers Required Consents
Schedule 2.5     --    Investments
Schedule 2.7A    --    Financial Statements
Schedule 2.7B    --    Unusual or Nonrecurring Expense/Income
Schedule 2.8     --    Liabilities
Schedule 2.9     --    Company Receivables
Schedule 2.10    --    Absence of Certain Changes
Schedule 2.11    --    Leased Real Property
Schedule 2.12    --    Personal Property; Assets
Schedule 2.13    --    Contracts
Schedule 2.14    --    Intangible Property
Schedule 2.15    --    Claims and Proceedings
Schedule 2.16    --    Taxes
Schedule 2.17    --    Employee Benefits Plans
Schedule 2.18    --    Employer-Related Matters
Schedule 2.19    --    Insurance
Schedule 2.21    --    Permits
Schedule 2.24    --    Depositaries
Schedule 2.25    --    Related Party Transactions
Schedule 2.27    --    Suppliers and Customers
Schedule 3.2     --    Buyer Required Consents
Schedule 5.3B    -     Amounts Owed


EXHIBITS

Exhibit 1.3A     -     NET Escrow Agreement
Exhibit 1.3B     --    Escrow Agreement
Exhibit 4.15     --    Registration Rights Agreement
Exhibit 4.21     --    Employment Agreements
Exhibit 5.2A     --    Form of Legal Opinion of Buyer's Counsel
Exhibit 5.3A     --    Form of Legal Opinion of Sellers' Counsel
Exhibit 5.3B     --    Non-Compete Agreement with Dale Balazich

                               STOCK PURCHASE AGREEMENT


          STOCK PURCHASE AGREEMENT, dated as of July 10, 1998, by and among Preferred Healthcare Staffing, Inc., a Delaware corporation ("BUYER"), Debbie Bender-Balazich, Steven Barth, Steven Jones and Stephen M. McLaughlin (each a "SELLER", and collectively, "SELLERS").


                                 W I T N E S S E T H:


          WHEREAS, each Seller desires to sell to Buyer, and Buyer desires to purchase from each Seller, all of the shares of common stock, no par value per share (the "COMMON STOCK"), of National Explorers and Travelers Healthcare, Inc., a Florida corporation (the "COMPANY"), set forth opposite such Seller's name on SCHEDULE 2.1 (collectively, the "PURCHASED SHARES");

          WHEREAS, each of the parties hereto hereby confirms its desire and intent that the purchase and sale of the Purchased Shares and the consummation of the Contemplated Transactions be treated as a "pooling of interests" and a tax-free reorganization in accordance with GAAP and all applicable Tax Laws; and

          WHEREAS, all defined terms used herein and not otherwise defined within the body of this Agreement shall have the meaning attributed to them in
Article IX hereof.

          NOW THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:


                                      ARTICLE I

                              SALE AND PURCHASE; CLOSING

          SECTION 1.1 PURCHASE AND SALE OF PURCHASED SHARES. Subject to the terms and conditions set forth herein, at the Closing each Seller shall sell, transfer and deliver to Buyer, and Buyer shall purchase and accept from each Seller, all of the Purchased Shares.

          SECTION 1.2 PURCHASE PRICE. The aggregate purchase price (the "PURCHASE PRICE") for the Purchased Shares shall be equal to the following:

          (A) 10.25 times the sum of (i) the Company's audited net operating income for the three months ended March 31, 1998 (the "FIRST QUARTER") as determined by Coopers & Lybrand LLP, LESS the income tax expense of the Company for the First Quarter assuming it was a "C corporation" (the "INCOME TAX EXPENSE") as determined by Coopers & Lybrand LLP, LESS the interest expense of the Company (the "INTEREST EXPENSE") for the First Quarter; PLUS (ii) the Company's reviewed net operating income for the month ended April 30, 1998 (the "APRIL 1998 PERIOD") as determined by Coopers & Lybrand LLP, LESS the Company's Income Tax Expense for the April 1998 Period as determined by Coopers & Lybrand LLP, LESS the amount of Interest Expense for the April 1998 Period, multiplied by three (3); PLUS (iii) the Company's audited net operating income for the First Quarter as determined by Coopers & Lybrand LLP, LESS the Income Tax Expense for the First Quarter (without the benefit of any interest expense of the Company for the First Quarter) as determined by Coopers & Lybrand LLP, multiplied by 2, LESS

          (B) (i) the aggregate amount of outstanding principal and accrued interest owed by the Company to First Capital Services, Inc., Steven Barth and any other holders of indebtedness of the Company, whether secured or unsecured, as of the Closing Date (collectively, the "DEBT"), and (ii) the aggregate amount of (a) all Sellers' legal fees and expenses in connection with the Contemplated Transactions (in form and substance reasonably acceptable to Buyer) (collectively, the "COUNSEL EXPENSES"), PLUS (b) all costs and expenses of the Company to obtain and maintain Insurance Policies for medical malpractice on an occurrence basis and to obtain and maintain "tail coverage" for its "claims made" Insurance Policies for two (2) years after the date of the Claim (collectively, the "INSURANCE EXPENSE"), PLUS (c) all expenses of the Company incurred prior to Closing, to pay all "run-out" fees and liabilities which may be owed to Great-West Life and Annuity Insurance Company or any other person in connection with the Company's Self Insurance Programs (collectively, the "SELF-INSURANCE EXPENSE"). In no event shall the sum of the Purchase Price, the Debt (with accrued interest thereon), the Counsel Expenses, the Insurance Expense and the Self-Insurance Expense, exceed $10,000,000. The Purchase Price shall be payable to Sellers in shares (the "TRANSACTION SHARES") of common stock, par value $.01 per share, of the Parent, which shares when issued will not be registered under Section 5 of the Securities Act (as defined herein) (the "PARENT STOCK"), in proportion to each Seller's ownership interest in the Company, as set forth on SCHEDULE 2.1. The number of Transaction Shares payable by Buyer to Sellers shall be determined by averaging the closing sales price of the Parent Stock (or, in case no reported sales take place on such day, the average of the closing bid and ask prices on such day) on the Nasdaq SmallCap Market for the five (5) consecutive trading days prior to the Closing Date. On the Closing Date, the Purchase Price shall be payable as follows: (i) Buyer shall deliver to Sellers 33 1/3% of the Purchase Price in Transaction Shares, registered in the name of each respective Seller in proportion to such Seller's ownership interest in the Company as set forth on SCHEDULE 2.1, (ii) Buyer shall deliver 10% of the Purchase Price to the Escrow Agent in Transaction Shares ("INDEMNIFICATION SHARES") for the purpose of complying with Section 1.4 and
Article VI hereof, pursuant to the terms of the Escrow Agreement and (iii) Buyer shall deliver the remaining 56 2/3% of the Purchase Price to the Escrow Agent in Transaction Shares, registered in the name of each respective Seller in proportion to such Seller's ownership interest in the Company as set forth on
SCHEDULE 2.1 ("ESCROW SHARES") to be delivered to Sellers on December 31, 1998 pursuant to the terms of the Escrow Agreement.

          SECTION 1.3  ESCROW.

                 (a) On the date hereof, Buyer, each Seller and an escrow agent selected by Buyer and Sellers ("NET ESCROW AGENT") shall execute and deliver an escrow agreement ("NET ESCROW AGREEMENT") in the form of EXHIBIT 1.3A hereto pursuant to which Sellers shall, on the date hereof, deliver to the NET Escrow Agent the Purchased Shares. The Purchased Shares shall be held in escrow until the Closing Date at which time they will be delivered to Buyer, pursuant to the terms of the NET Escrow Agreement.

                 (b) On the Closing Date, Buyer, each Seller and an escrow agent selected by Buyer and Sellers ("ESCROW AGENT") shall execute and deliver an escrow agreement ("ESCROW AGREEMENT") substantially in the form of EXHIBIT 1.3B hereto pursuant to which Buyer shall deliver to Escrow Agent the number of Transaction Shares determined in accordance with Section 1.2. The Escrow Shares shall be held in escrow until December 31, 1998 (subject to the terms of the Escrow Agreement). The Indemnification Shares shall be held for a period of twelve (12) months following the Closing Date, unless disbursed earlier to Buyer for Claims pursuant to this Agreement. Other than for Claims of fraud, the Indemnification Shares or, in the event such shares are sold, the value thereof as determined in accordance with this Section 1.3(b), shall be Buyer's sole remedy for the payment of any Losses for which Buyer may be entitled to indemnification as and to the extent provided in Article VI hereof. The value of any Indemnification Shares paid to Buyer pursuant to the terms of the Escrow Agreement shall be determined by averaging the closing sales price of the Parent Stock (or, in case no reported sales take place on such day, the average of the closing bid and ask prices on such day) on the Nasdaq SmallCap Market for the five (5) consecutive trading days prior to the Closing Date.

          SECTION 1.4 CLOSING. Subject to the terms and conditions of this Agreement, the sale and purchase of the Purchased Shares and the consummation of the other transactions contemplated hereby (the "CLOSING") shall take place at 10:00 a.m., local time, at the offices of Buyer, 10800 Biscayne Boulevard, Miami, Florida 33161 no later than the fifth business day following the satisfaction of all of the conditions specified in Article V hereof (other than the conditions requiring the delivery of the Purchase Price, certificates representing the Purchased Shares, the Transaction Shares or closing certificates and other instruments and documents referred to in Sections 5.2(e)(i) through (iv) or 5.3(e)(i) through (iv)) (the "CLOSING DATE"). It is understood that the purchase of the Purchased Shares shall be deemed to take place effective as of the time at which the Closing actually occurs on the Closing Date.

          SECTION 1.5 DELIVERY OF SCHEDULES. Sellers shall deliver to Buyer within ten (10) Business Days of the date of this Agreement true and complete Schedules. The Schedules shall be in a form reasonably acceptable to Buyer and shall conform in all material respects to the information provided to Buyer prior to the date hereof. If the delivered Schedules are not in a form reasonably acceptable to Buyer or do not conform in all respects with the information provided to Buyer prior to the date hereof, Buyer shall have the option to terminate this

Agreement without further liability of any party thereunder except to the extent that such party shall have materially breached any covenant or agreement of such party hereunder prior to such termination or shall have made a material misrepresentation under the Agreement.


                                      ARTICLE II

                      REPRESENTATIONS AND WARRANTIES OF SELLERS

          Sellers, jointly and severally, represent, warrant and covenant to Buyer as follows and acknowledge that Buyer is relying upon such representations and warranties in connection with the Contemplated Transactions:

          SECTION 2.1 CAPITALIZATION. The authorized capital stock of the Company consists of 15,000 shares of Common Stock, of which 10,000 shares are issued and outstanding. The Company has no shares of Common Stock in its treasury. SCHEDULE 2.1 sets forth the name of each record and beneficial shareholder of the Company and the number of Purchased Shares held by each such person. Except as set forth on SCHEDULE 2.1, the Company does not and, at the Closing, the Company will not, have outstanding any capital stock or other securities or any rights, warrants or options to acquire securities of the Company or any convertible or exchangeable securities and, other than pursuant to this Agreement, no person has or, at Closing will have, any right to purchase or otherwise acquire any securities of the Company. There are, and at Closing will be, no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any securities of the Company. All of the Purchased Shares are, and at Closing will be, duly authorized, duly and validly issued, fully paid and non-assessable, and none were issued in violation of any preemptive rights, rights of first refusal or any other contractual or legal restrictions of any kind.

          SECTION 2.2 TITLE TO THE SHARES. Each Seller is the sole record and beneficial owner and holds good and valid title to its Purchased Shares free and clear of any Lien of any kind. Upon consummation of the Contemplated Transactions (as hereinafter defined), Buyer will own all of the issued and outstanding shares of capital stock of the Company, free and clear of any Lien. At the Closing, Sellers will deliver the Purchased Shares to Buyer free and clear of any Lien, other than restrictions imposed by the Securities Act of 1933, as amended, and applicable state securities Laws.

          SECTION 2.3 AUTHORITY RELATIVE TO THIS AGREEMENT. Each Seller has full power, capacity and authority to execute and deliver each Transaction Document to which such Seller is or, at Closing, will be, a party and to consummate the transactions contemplated hereby and thereby (the "CONTEMPLATED TRANSACTIONS"). The execution, delivery and performance of each Transaction Document and the consummation of the Contemplated Transactions to which any Seller is or, at Closing, will be, a party have been duly and validly authorized by such Seller, and no other acts on the part of any Seller (or any other person) are necessary or required to authorize the execution, delivery and performance by such Seller of each Transaction Document or the consummation of the Contemplated Transactions to which such Seller is or, at Closing, will be, a party. This Agreement has been and, at Closing, the other Transaction Documents to which any Seller is a party will have been, duly and validly executed and delivered by such Seller, and (assuming the valid execution and delivery thereof by the other parties thereto) constitutes, or will at Closing, constitute, as the case may be, the legal, valid and binding agreements of such Seller, enforceable against such Seller in accordance with their respective terms, except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar Laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

          SECTION 2.4 NO CONFLICTS; CONSENTS. The execution, delivery and performance by each Seller of each Transaction Document to which such Seller is or, at Closing, will be, a party and the consummation of the Contemplated Transactions to which any Seller is or, at Closing, will be, a party, do not and will not (i) violate any provision of the Articles of Incorporation or By-Laws of the Company; (ii) require any Seller or the Company to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other person, except as set forth on
SCHEDULE 2.4 (the "SELLERS REQUIRED CONSENTS"); (iii) if Sellers Required Consents are obtained prior to Closing, violate, conflict with or result in a breach or default under (with or without the giving of notice or the passage of time or both), or permit the suspension or termination of, any Contract (including any Real Property Lease) to which any Seller or the Company is a party or by which any of them or any of their assets may be bound or subject, or result in the creation of any Lien upon any of the Purchased Shares or upon any of the Assets of the Company; (iv) if Sellers Required Consents are obtained prior to Closing, violate any Law or Order of any Governmental Body against, or binding upon, any Seller or the Company or upon any of their respective assets or the Business; or (v) if Sellers Required Consents are obtained prior to Closing, violate or result in the revocation or suspension of any Permit.

          SECTION 2.5 CORPORATE EXISTENCE AND POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all requisite powers, authority and all Permits required to own and/or operate its Assets and to carry on the Business as now conducted, including all qualifications under any "nurse staffing" statutes in effect in any state in which the Company operates its Business or provides employees under any "employee leasing" or "employee staffing" arrangement. The Company is duly qualified to do business and is in good standing in each state of the United States and in each other jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary. Except as set forth on
SCHEDULE 2.5, the Company has no Subsidiaries and does not directly or indirectly own any equity or other interest or investment in any other person.

          SECTION 2.6 CHARTER DOCUMENTS AND CORPORATE RECORDS. Sellers have heretofore delivered to Buyer true and complete copies of the Articles of Incorporation, By-Laws and minute books, or comparable instruments, of the Company as in effect on the date hereof. The stock transfer books of the Company have been made available to Buyer for its inspection and are true and complete in all material respects.

          SECTION 2.7 FINANCIAL INFORMATION. (a) SCHEDULE 2.7A sets forth true, complete and correct copies of (i) the Company's audited financial statements at and for the years ended December 31, 1997 and 1996 (the "ANNUAL STATEMENTS"), (ii) the Company's unaudited financial statements at and for the quarter ended March 31, 1998 and at and for the month ended April 30, 1998 (the "INTERIM STATEMENTS"), (iii) when delivered, the Company's audited financial statements for the First Quarter and the reviewed financial statements for the April 1998 Period (collectively, the "AUDITED INTERIM STATEMENTS"), and (iv) all management letters, management representation letters and attorney audit response letters issued in connection with the Annual Statements and the Audited Interim Statements. Each of the Annual Statements, Interim Statements and Audited Interim Statements has been prepared, or when provided will have been prepared, in accordance with GAAP consistently applied (except for the absence of footnotes, in the case of the Company's unaudited financial statements). To the extent of any conflict between GAAP and the consistency of application of accounting principles with respect to any financial statements or other information concerning the Company provided hereby, GAAP has been applied and will govern any conflict. SCHEDULE 2.7B reflects all contingencies that, whether or not required to be disclosed or booked in accordance with GAAP, in all reasonable likelihood may have a financial impact on the financial statements referred to in SCHEDULE 2.7A. The Annual Statements were audited, and the Audited Interim Statements when provided, will have been audited or reviewed, as the case may be, by Coopers & Lybrand LLP (without qualification or exceptions). Each of the Annual Statements and the Interim Statements present fairly and accurately, and the Audited Interim Statements when provided will present fairly and accurately, the financial position of the Company as of its date, and the earnings, changes in stockholders' equity and cash flows thereof for the periods then ended. Each balance sheet contained therein or delivered pursuant hereto fully sets forth all consolidated Assets and Liabilities of the Company existing as of its date which, under GAAP, should be set forth therein, and each statement of earnings contained therein or delivered pursuant hereto sets forth the items of income and expense of the Company which should be set forth therein in accordance with GAAP.

                 (b) All financial, business and accounting books, ledgers, accounts and official and other records relating to the Company have been properly and accurately kept and completed, and there are no inaccuracies or discrepancies contained or reflected therein. There are no records, systems, Contracts, data or information of the Company, recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which are not under the Company's exclusive ownership and direct control.

                 (c) Any items of income or expense which are unusual or of a non-recurring nature, except as provided in SCHEDULE 2.7B, are separately disclosed in the financial statements.

          SECTION 2.8 LIABILITIES. Except to the extent reflected in the Interim Statements of the Company at April 30, 1998 (referred to in Section 2.7(a)) (the "LATEST BALANCE SHEET DATE"), the Company did not have any Liabilities, and except as described in SCHEDULE 2.8 hereto, the Company has not incurred any Liabilities since the Latest Balance Sheet Date except (i) current Liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of the Business and consistent with past practice, (ii) Liabilities reflected on any balance sheet included in the Interim Statements referred to in Section 2.7(a), and
(iii) Liabilities or obligations of continued performance under Contracts entered into in the ordinary course of the Business not required to be reflected in financial statements under GAAP.

          SECTION 2.9 COMPANY RECEIVABLES. Except to the extent of the amount of the allowance for doubtful accounts reflected in the Interim Statements or as set forth in SCHEDULE 2.9, all the Receivables of the Company reflected therein, and all Receivables that have arisen since the Latest Balance Sheet Date (except Receivables that have been collected since such date) are valid and enforceable Claims, and constitute bona fide Receivables resulting from the sale of goods and services in the ordinary course of the Business. The Receivables are not subject to any defenses, offsets, returns, allowances or credits of any kind.

          SECTION 2.10 ABSENCE OF CERTAIN CHANGES. (a) Since the Latest Balance Sheet Date, except as disclosed in SCHEDULE 2.10, the Company has conducted the Business in the ordinary course consistent with past practice and there has not been:

                    (i) Any material adverse change in the Condition of the Business or any event, occurrence or circumstance that could reasonably be expected to cause such a material adverse change;

                    (ii) Any transaction or Contract with respect to the purchase, acquisition, lease, disposition or transfer of any Assets or any capital expenditure by the Company (in each case, other than in the ordinary course of the Business consistent with past practice);

                    (iii) Any declaration, setting aside or payment of any dividend or other distribution with respect to the Common Stock or any other capital stock of the Company or any loan or advance to any officer, director or stockholder of the Company (except for reasonable travel and business expense payments, or guaranteed or pledged collateral to support any loan or advance made to an officer, director or stockholder of the Company);

                    (iv) Any damage, destruction or other casualty loss (whether or not covered by insurance), condemnation or other taking affecting the Business or the Assets of the Company;

                    (v) Any change in any method of accounting or accounting practice by the Company;

                    (vi) Any increase in the compensation, commission, bonus or other direct or indirect remuneration paid, payable or to become payable to any officer, stockholder, director, consultant, agent or employee of the Company, or any alteration in the benefits payable or provided to any thereof;

                    (vii) Any adverse change in the relationship of the Company with its customers, suppliers or vendors;

                    (viii) Except for any changes made in the ordinary course of Business, any change in any of the Company's business policies, including advertising, marketing, selling, pricing, purchasing, personnel, returns or budget policies;

                    (ix) Except in the ordinary course of the Business, consistent with past practice, or as disclosed in SCHEDULE 2.10, any payment, directly or indirectly, of any Liability of the Company before the same became due in accordance with its terms; or

                    (x) Any agreement or arrangement whether written or oral to do any of the foregoing.

                 (b) Except as set forth on SCHEDULE 2.10, the Company has no Liability that is past due.

          SECTION 2.11 LEASED REAL PROPERTY. (a) The Company has no fee interest, purchase options or rights of first refusal in any real property and the Company has no leasehold or other interest in any real property, except as set forth on SCHEDULE 2.11 (the "LEASED REAL PROPERTY"), and all leases including all amendments, modifications, extensions, renewals and/or supplements thereto (collectively, "REAL PROPERTY LEASES") are described on SCHEDULE 2.11. Sellers have delivered to Buyer a true and complete copy of Real Property Leases. The Company is the sole tenant under, and has a valid and existing leasehold interest in, each parcel of Leased Real Property pursuant to the respective Real Property Lease, which interest is free and clear of all Liens except Permitted Liens.

                 (b) To Sellers' knowledge, there are no facts, circumstances, events or conditions which would now, or with the giving of notice or passage of time may, in any way materially and adversely affect the Leased Real Property and/or the Company's use or operations thereat.

                 (c) Each Real Property Lease is valid, binding and in full force and effect and enforceable in accordance with its respective terms.

                 (d) There are no existing defenses or offsets which any landlord under any Real Property Lease (individually, a "LANDLORD"; collectively, the "LANDLORDS") has now, or with the giving of notice or passage of time may have, against the enforcement by the Company of any Real Property Lease, and neither the Company nor, to Sellers' knowledge, any Landlord, is in default under any applicable Real Property Lease, nor have any events, conditions, facts or circumstances occurred which, with the giving of notice or passage of time or both, would constitute a default under such applicable Real Property Lease by the Company, nor, to Sellers' knowledge, any Landlord party thereto.

          SECTION 2.12 PERSONAL PROPERTY; ASSETS. The Company has good and valid title to (or valid leasehold interest in) all of its personal property and Assets, free and clear of all Liens, except Permitted Liens and as indicated on
SCHEDULE 2.12. The machinery, equipment, computer software and other tangible personal property constituting part of the Assets and all other Assets (whether owned or leased) have been well-maintained in accordance with industry standards, are in good condition and repair (subject to normal wear and tear) and are reasonably sufficient and adequate in quantity and quality for the operation of the Business as previously and presently conducted. SCHEDULE 2.12 contains a list and description of all tangible personal property owned or leased by the Company with a book value (before depreciation) of $1,000 or more. The Assets constitute all of the assets which are necessary to operate the Business of the Company.

          SECTION 2.13 CONTRACTS. (a) SCHEDULE 2.13 sets forth an accurate and complete list of all Contracts to which the Company is a party or by which it or its Assets are bound or subject. All Contracts with persons who are Affiliates of the Company or any Seller are listed on SCHEDULE 2.13, with an asterisk indicating such contracts. True and complete copies of all written Contracts (including all amendments thereto and waivers in respect thereof) listed on such Schedule and summaries of the material provisions of all oral Contracts so listed have been made available to Buyer.

                 (b) All Contracts listed on SCHEDULE 2.13 are valid, subsisting, in full force and effect and binding upon the Company and, to Sellers' knowledge, the other parties thereto, in accordance with their terms. Except as set forth in SCHEDULE 2.13, the Company is not in default (or alleged default) under any such Contract, nor, to Sellers' knowledge, is any other party thereto in default thereunder, nor does any condition exist that with notice or the lapse of time or both would constitute a default by the Company (or give rise to a termination right) thereunder, nor, to Sellers' knowledge, does any condition exist that with notice or the lapse of time or both would constitute a default by any other party thereto (or give rise to a termination right) thereunder. To Sellers' knowledge, none of the other parties to any such Contract intends to terminate or materially alter the provisions thereof by reason of the Contemplated Transactions or otherwise. Since the Latest Balance Sheet Date, the Company has not waived any material right under any such Contract, materially amended or extended beyond

June 30, 1998 any such Contract or terminated or failed to renew (or received notice of termination or failure to renew with respect to) any such Contract. Except as set forth on SCHEDULE 2.13, no approval or consent of any person is required in order for the Contracts required to be disclosed on SCHEDULE 2.13 to continue in full force and effect after the Closing.

          SECTION 2.14 INTANGIBLE PROPERTY. SCHEDULE 2.14 sets forth all patents, patent applications, trademarks, copyrights, service marks and trade names owned or used by the Company, all applications for any of the foregoing, and all permits, grants and licenses or other rights running to or from the Company relating to any of the foregoing (the "INTELLECTUAL PROPERTY RIGHTS"), and there are no other patents, patent applications, trademarks, copyrights, service marks and trade names that are material to the Business. The Contemplated Transactions will not adversely affect the right, title and interest of the Company in and to the Intellectual Property Rights. To Sellers' knowledge, the Intellectual Property Rights do not infringe on or conflict with the rights or intellectual property of third parties.

          SECTION 2.15  CLAIMS AND PROCEEDINGS.  Except as set forth on
SCHEDULE 2.15, there are no outstanding Orders of any Governmental Body against or involving the Company, its Assets, the Business, the Purchased Shares or any Seller with respect to the Purchased Shares. Except as set forth on SCHEDULE 2.15, there are no actions, suits, claims or counterclaims, examinations, audits or legal, administrative, governmental or arbitral proceedings or investigations (collectively, "CLAIMS") (whether or not the defense thereof or Liabilities in respect thereof are covered by insurance), pending or, to Sellers' knowledge, threatened on the date hereof, against or involving the Company, its Assets, the Business, the Purchased Shares or any Seller with respect to the Purchased Shares. SCHEDULE 2.15 also indicates those Claims the defense thereof or Liabilities in respect thereof are covered by insurance. Except as set forth on
SCHEDULE 2.15, to Sellers' knowledge, on the date hereof, there is no fact, event or circumstance that is reasonably likely to give rise to any Claim. All notices required to have been given to any insurance company listed as insuring against any Claim have been timely and duly given and, except as set forth on
SCHEDULE 2.15, no insurance company has asserted that any Claim is not covered by the applicable policy relating to such Claim. There are no Claims pending or, to Sellers' knowledge, threatened that would give rise to any right of indemnification on the part of any director or officer of the Company or the heirs, executors or administrators of such director or officer, or against the Company.

          SECTION 2.16  TAXES. (a)  Except as set forth in SCHEDULE 2.16:

                 (i) the Company and its stockholders have timely filed or, if not yet due, will timely file all Tax Returns required to be filed by it for all taxable periods ending on or before the Closing Date and all such Tax Returns are or, if not yet filed, will be, upon filing, true, correct and complete;

                 (ii) the Company and its stockholders have paid, or if payment is not yet due, will promptly pay when due to each appropriate Tax Authority, all Taxes of the Company for all taxable periods ending on or before the Closing Date;

                 (iii) the accruals for Taxes currently payable as well as for deferred Taxes shown on the financial statements of the Company as of the Latest Balance Sheet Date or the date of any financial statements delivered hereunder
(A) adequately provide for all contingent Tax Liabilities of the Company as of the date thereof, and (B) accurately reflect, as of the date thereof, all unpaid Taxes of the Company whether or not disputed;

                 (iv) no extension of time has been requested or granted for the Company to file any Tax Return that has not yet been filed or to pay any Tax that has not yet been paid and the Company has not granted a power of attorney that remains outstanding with regard to any Tax matter;

                 (v) the Company has not received notice of a determination by a Tax Authority that Taxes are owed by the Company (such determination to be referred to as a "TAX DEFICIENCY") and, to Sellers' knowledge, no Tax Deficiency is proposed or threatened;

                 (vi) all Tax Deficiencies have been paid or finally settled and all amounts determined by settlement to be owed have been paid;

                 (vii) there are no Tax Liens on or pending against the Company or any of the Assets;

                 (viii) there are no presently outstanding waivers or extensions or requests for waiver or extension of the time within which a Tax Deficiency may be asserted or assessed;

                 (ix) no issue has been raised in any examination, investigation, audit, suit, action, claim or proceeding relating to Taxes (a "TAX AUDIT") which, by application of similar principles to any past, present or future period, would result in a Tax Deficiency for such period;

                 (x) there are no pending or, to Sellers' knowledge, threatened Tax Audits of the Company;

                 (xi) the Company has not ever been required to include in income any adjustment pursuant to section 481 of the Code or pursuant to a closing agreement as defined in section 7121 of the Code and no Tax Authority has ever made or proposed any such adjustment;

                 (xii) the Company does not own any property that is tax-exempt use property within the meaning of section 168(b) of the Code or that is described in section 168(f)(8) of the Internal Revenue Code as in effect prior to its amendment by the Tax Reform Act of 1986;

                 (xiii) the Company has not filed a consent pursuant to section 341(f) of the Code;

                 (xiv) the Company is not now nor has ever been (a) an includable member of an "affiliated group" within the meaning of section 1504(a) of the Code, (b) a member of any consolidated, combined or unitary Tax Return filing group, (c) a party to an agreement that obligates it to make any payment computed by reference to the Taxes, taxable income or tax losses of any other individual or entity, (d) a personal holding company as defined in section 542 of the Code, (e) the owner of an interest in an entity that is or is treated as a partnership, trust, regulated investment company as defined in section 851 of the Code, real estate investment trust as defined in section 856 of the Code or foreign personal holding company as defined in section 552(a) of the Code, (f) a United States shareholder as defined in section 951(b) of the Code of a controlled foreign corporation as defined in section 957 of the Code or (g) a United States real property holding company within the meaning of section 897(c)(2) of the Code;

                 (xv) the Company has no deferred intercompany gains or losses that have not been fully taken into income for income Tax purposes;

                 (xvi) there are no transfer or other taxes (other than income taxes) imposed by any state on any Seller, the Company or Buyer by virtue of the Contemplated Transactions;

                 (xvii) no claim has been made by any Tax Authority that the Company is subject to Tax in a jurisdiction in which the Company is not then paying Tax of the type asserted; and

                 (xviii) the Company has been, at all times since its inception, an "S corporation" having elected that status pursuant to section 1362 of the Code.

Each reference to a provision of the Code in this Section 2.16 shall be treated for state and local Tax purposes as a reference to analogous or similar provisions of state and local law.

                 (b) SCHEDULE 2.16 contains (i) a schedule of the filing dates of all Tax Returns required to be filed by the Company, (ii) a description of all past Tax Audits involving the Company, (iii) a list of all elections made by the Company relating to Taxes, and (iv) a description of accounting methods employed by the Company and any changes in such accounting methods that occurred during a year for which the statute of limitations remains open. Except as set forth in SCHEDULE 2.16, the Company has retained all supporting and backup papers, receipts, spreadsheets and other information necessary for (i) the preparation of all Tax Returns that have not yet been filed and (ii) the defense of all Tax Audits involving taxable periods from the date of inception of the Company to the Closing Date or from which there are unutilized net operating loss, capital loss or investment tax credit carryovers.

                 (c) Except as set forth in SCHEDULE 2.16, the Company has collected and remitted to the appropriate Tax Authority all sales and use or similar Taxes required to be collected on or prior to the Closing Date and has been furnished properly completed exemption certificates for all exempt transactions. The Company has maintained and has in its possession all records, supporting documents and exemption certificates required by applicable sales and use Tax statutes and regulations to be retained in connection with the collection and remittance of sales and use Taxes for all periods up to and including the Closing Date. With respect to sales made by the Company prior to the Closing Date for which sales and use Taxes are not yet due as of the Closing Date, all applicable sales and use Taxes payable with respect to such sales will have been collected or billed by the Company and will be included in the Assets of the Company as of the Closing Date.

          SECTION 2.17  EMPLOYEE BENEFITS PLANS. (a)  Except as set forth on
SCHEDULE 2.17, neither Sellers, the Company nor any Affiliate of Sellers, the Company, nor the Business, nor any portion of the Business (all of the above hereinafter individually and collectively called the "ENTITY"), nor any other company or entity which together with the Entity constitutes a member of the Entity's "controlled group" or "affiliated service group" (within the meaning of Sections 4001(a)(14) and/or (b) of ERISA and/or Sections 414(b), (c), (m) or (o) of the Code (such group or groups and each member thereof hereinafter referred to individually and collectively as the "GROUP")), has at any time adopted or maintained, has any Liability or is a fiduciary with respect to or has any present or future obligation to contribute to or make payment under (i) any employee benefit plan (as defined in Section 3(3) of ERISA), or (ii) any other benefit plan, program, contract or arrangement of any kind whatsoever (whether for the benefit of present, former, retired or future employees, officers, directors or consultants of the Entity or the Group, or for the benefit of any other person or persons) including, without limitation, arrangements providing for contributions, benefits or payments in the event of a change of ownership or control in whole or in part of the Entity or the Group, or with respect to disability, relocation, child care, educational assistance, deferred compensation, pension, retirement, profit sharing, thrift, savings, stock ownership, stock bonus, restricted stock, health, dental, medical, life, hospitalization, stock purchase, stock option, incentive, bonus, sabbatical leave, vacation, severance or other contribution, benefit or payment of any kind, or (iii) any employment, consulting, service or other contract or agreement of any kind whatsoever (all such employee benefit plans and other benefit plans, programs, contracts or arrangements and such employment, consulting, service or other contracts or agreements whether written or oral hereinafter individually and collectively called the "EMPLOYEE BENEFIT PLAN(S)"). No Employee Benefit Plan is subject to Title IV of ERISA. No Entity and no Group has completely or partially withdrawn within the meaning of Title IV of ERISA from any "multiemployer plan" within the meaning of Section 3(37) of ERISA.

                 (b) In addition, except as set forth in SCHEDULE 2.17 hereof, (i) there have been no "prohibited transactions" within the meaning of
Section 406 of ERISA or Section 4975 of the Code with respect to the Employee Benefit Plans; (ii) no Liability has been or is expected to be incurred by the Entity or the Group under Title IV of ERISA with respect to the Employee Benefit Plans; (iii) any and all amounts which the Entity or the Group are required to pay as contributions or otherwise, or with respect to the Employee Benefit Plans have been timely paid; (iv) no Employee Benefit Plan has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, and no Entity or Group has provided, or is required to provide, security to any Employee Benefit Plan; (v) the current value of all "benefit liabilities" within the meaning of Section 4001(a)(16) of ERISA under each Employee Benefit Plan which is subject to Title IV of ERISA or otherwise, does not exceed the current value of the assets of such Employee Benefit Plan allocable to such benefit liabilities; (vi) each of the Employee Benefit Plans has been established, maintained, operated and administered in accordance with its terms and all applicable Laws; (vii) each of the Employee Benefit Plans which is intended to be "qualified" within the meaning of Sections 401(a) and 501(a) of the Code has been determined by the IRS to be so qualified and continues to be so qualified; (viii) there are no pending, threatened or anticipated Claims involving any of the Employee Benefit Plans other than routine claims for benefits pursuant to the terms thereof; (ix) the Entity and the Group have not incurred and will not incur any withdrawal liability with respect to a multiemployer plan under Title IV of ERISA; (x) no notice of a "reportable event" within the meaning of Section 4043 of ERISA has been or is required to be filed with respect to any Employee Benefit Plan; (xi) neither the Entity nor the Group is a party to, or participates in, or has any Liability or contingent Liability with respect to any multiemployer plan within the meaning of Section 3(37) of ERISA; (xii) neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions will (either alone or upon the occurrence of additional events or acts) accelerate vesting or any benefits or any payments or increase the amount or value of any benefit or payment under any Employee Benefit Plan; and (xiii) neither the Entity nor the Group has any obligation or commitment to establish, maintain, operate or administer any Employee Benefit Plan not set forth on SCHEDULE 2.17 or to amend any Employee Benefit Plan so as to increase benefits thereunder or otherwise.

                 (c) A true and correct copy of each of the Employee Benefit Plans (and all amendments thereto, whether currently effective or to become effective at a later date) and all contracts and agreements relating thereto, or to the funding thereof (including, without limitation, all trust agreements, insurance Contracts, investment management agreements, subscription and participation agreements, administration and recordkeeping agreements) have been provided to Buyer. Each Employee Benefit Plan sponsored or maintained by the Company, and all contracts and agreements relating thereto or to the funding thereof, can be unilaterally terminated without penalty by the Company on no more than thirty (30) days' notice, and all obligations of the Company with respect to all other Employee Benefit Plans can be unilaterally terminated without penalty by the Company on no more than thirty (30) days' notice. In the case of any Employee Benefit Plan which is not in written form, an accurate and complete description of such Employee Benefit Plan has been provided to Buyer. With respect to each Employee Benefit Plan, Buyer has been provided with a true and complete copy of each of (i) the three most recent annual reports (IRS Form 5500 series), Pension Benefit Guaranty Corporation filings and actuarial reports, and (ii) the most recent summary plan description (including summaries of material modification), IRS determination letter and/or ruling, and, in the case of any funded Employee Benefit Plan, a current schedule of Assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradeable) held with respect thereto, and there have been no material changes in the financial condition in the respective Employee Benefit Plans (or other information provided hereunder) from that stated in such annual report, actuarial reports and schedule of assets.

          SECTION 2.18 EMPLOYEE-RELATED MATTERS. (a) SCHEDULE 2.18 contains a true and correct list, by category, of all directors, full-time employees, part-time and other employees and consultants of the Company, including any understandings or any oral or written agreements relating thereto, and a description of the rate and nature of all compensation payable or accrued by the Company to, and the amount of vacation, sick days, personal days and other leave accrued by, each such person or entity. SCHEDULE 2.18 also contains a description of all existing severance, accrued vacation or other leave policies or retiree benefits of any current or former director, officer, employee or consultant. Except as set forth on SCHEDULE 2.18, the employment or consulting arrangement of all such persons is, subject to applicable laws involving the wrongful termination of employees, terminable at will (without the imposition of damages) by the Company. Buyer has been provided with true and complete (i) copies of all manuals and handbooks applicable to any current or former director, officer, employee or consultant of the Company, (ii) copies of all standard forms of employee trade secret, non-compete, non-disclosure and invention assignment agreements, together with a list of all agreements that deviate therefrom and a description of such deviation, and (iii) descriptions of all existing severance, accrued vacation or other leave policies or retiree benefits of any such director, officer, employee or consultant.

                 (b) Except as set forth on SCHEDULE 2.18, (i) the Company is not a party to any Contract with any labor organization or other representative of their employees; (ii) there is no unfair labor practice charge or complaint pending or, to Sellers' knowledge, threatened against the Company;
(iii) the Company has not experienced any labor strike, slowdown, work stoppage or similar labor controversy within the past five years and, to Sellers' knowledge, no such labor strike, slow down, work stoppage or similar labor controversy is threatened; (iv) no representation question has been raised respecting any of the Company's employees working within the past five years, nor, to Sellers' knowledge, are there any organizing activities or campaigns being conducted to solicit authorization from the Company's employees to be represented by any labor organization and no such activity or campaign is threatened; (v) no Claim before any Governmental Body brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of employees is pending or, to Sellers' knowledge, threatened against the Company; (vi) the Company is not a party to, or otherwise bound by, any Order relating to its employees or employment practices;
(vii) except with respect to ongoing disputes of a routine nature involving immaterial amounts, the Company has paid in full to all of its employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees; and (viii) the Company is in compliance with all applicable Laws affecting employment and employment practices.

                 (c) No current employee of the Company is (i) absent on a military leave of absence and eligible for rehire under the terms of the Uniformed Services Employment and Reemployment Rights Act, or (ii) absent on a leave of absence under the Family and Medical Leave Act. SCHEDULE 2.18 contains a true and correct list of (1) each qualified beneficiary (within the meaning of Section 4980B(g)(1) of the Code) of any group health plan (within the meaning of
Section 4980B(g)(2) of the Code) which is an Employee Benefit Plan who as of the date hereof, is eligible for continuation of group health plan coverage under any Employee Benefit Plan on account of a qualifying event (within the meaning of Section 4980B(f)(3) of the Code) occurring on or prior to the Closing Date, and (2) with respect to each such qualified beneficiary, the date and nature of such qualifying event.

          SECTION 2.19 INSURANCE. SCHEDULE 2.19 sets forth a list of all insurance policies, fidelity and surety bonds and fiduciary liability policies (the "INSURANCE POLICIES"), as well as all self-insurance programs, covering the Assets, the Business, operations, employees, officers and directors of the Company and true and complete copies of all such Insurance Policies and self-insurance programs ("SELF-INSURANCE PROGRAMS") have been delivered to Buyer. SCHEDULE 2.19 also sets forth (a) with respect to each Insurance Policy the applicable deductible amounts and any material limitations on coverage, (b) any letter of credit relating to any such Insurance Policy and all inspections and reports delivered to the Company by any insurer with respect to such Insurance Policies, copies of which have been delivered to Buyer and (c) a true and complete list of Claims made in respect of each Insurance Policy or Self-Insurance Program during the two (2) years prior to the date hereof. True and correct copies of all loss runs with respect to such period have been delivered to Buyer. There is no Claim by the Company pending under any of such Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such Insurance Policies or requirement by any insurer to perform work which has not been satisfied. No premiums payable under such Insurance Policies are overdue and the Company is in compliance in all respects with the terms and conditions of all such Insurance Policies. All Insurance Policies are in full force and effect. Each Insurance Policy is of the type and in amounts customarily carried by persons conducting a business similar to that of the Company. The insurance in effect with respect to any Leased Real Property is in an amount of the full replacement value of such Leased Real Property, including the buildings and improvements thereon. No Seller knows of any threatened termination of, premium increase with respect to, or uncompleted requirements under any Insurance Policy. No premiums are or will be payable under Insurance Policies after the Closing in respect of insurance provided for periods prior to the Closing Date. Claims under all such Insurance Policies are payable on an "claims made basis."

          SECTION 2.20 COMPLIANCE WITH LAWS. Neither the Company nor any Seller is in violation of any order, judgment, injunction, award, citation, decree, consent decree or writ (collectively, "ORDERS"), or any law, statute, code, ordinance, rule, regulation or other requirement (collectively, "LAWS"), of any government, municipality or political subdivision thereof, whether federal, state, local or foreign, or any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, or any court, arbitrator, administrative tribunal or public utility (collectively, "GOVERNMENTAL

BODIES") affecting the Company, the Purchased Shares or the Business. No Seller is aware of any proposed Orders, Laws or other proceedings which would be applicable to the Business, operations or properties of the Company.

          SECTION 2.21 PERMITS. The Company has obtained all licenses, permits, certificates, certificates of occupancy, orders, authorizations and approvals (collectively, "PERMITS"), and has made all required registrations and filings with any Governmental Body that are necessary to the ownership of the Assets, the use and occupancy of the Leased Real Property, as presently used and operated, and the conduct of the Business or otherwise required to be obtained by the Company, including, without limitation, all registrations and filings required to be made with the Commissioner of Commerce and/or the Department of Labor of any state and any nursing pool agency licenses. All Permits required to be obtained or maintained by the Company are listed on SCHEDULE 2.21 and are in full force and effect; no violations are or have been recorded, nor have any notices or violations thereof been received, in respect of any Permit; and no proceeding is pending or, to Sellers' knowledge, threatened to revoke or limit any Permit; and the consummation of the Contemplated Transactions will not (or with the giving of notice or the passage of time or both will not) cause any Permit to be revoked or limited.

          SECTION 2.22 ENVIRONMENTAL MATTERS. (a) With respect to environmental matters, the following are true and correct:

                 (i) No part of the Leased Real Property has ever been used by the Company or any Seller or, to Sellers' knowledge, by any previous owners and/or operators of the Leased Real Property (i) for generating, manufacturing, refining, treating, storing, processing, releasing or disposing of any Hazardous Substances, (ii) as a landfill, dump or Hazardous Substances disposal or storage facility, (iii) as a facility for industrial, military or manufacturing purposes, or (iv) as a gasoline service station, automobile repair shop or for the handling or storage of petroleum or petroleum products.

                 (ii) No Hazardous Substances have been Released by the Company or any Seller, or, to Sellers' knowledge, by any third party, on, at or under any part of the Leased Real Property and, to Sellers' knowledge, no Environmental Condition exists on the Leased Real Property or with respect to any activities conducted at the Leased Real Property or with respect to premises adjacent to the Leased Real Property, which threatens to contaminate the Leased Real Property or which may give rise to any Regulatory Action or Environmental Liability.

                 (iii) The Leased Real Property is not included or, to Sellers' knowledge, proposed to be included on the United States Environmental Protection Agency's National Priorities List issued pursuant to CERCLA or any other list maintained by any Governmental Body concerning sites on or from which there is or has been any Contamination or a Release or threatened Release of any Hazardous Substances.

                 (iv) The Leased Real Property and all structures and operations on the Leased Real Property are presently, and, to Sellers' knowledge, have been at all times in the past, in full compliance with all applicable Environmental Laws. All Permits required by any Environmental Laws in connection with the Company or any Seller, the Leased Real Property and the Business have been obtained, are in full force and effect and have not been violated.

                 (v) There is no pending or, to Sellers' knowledge, threatened Claim, including without limitation Regulatory Actions, or Environmental Liability, or, to Sellers' knowledge, any existing condition or basis which may give rise to any such Claim or Environmental Liability, or which, to Sellers' knowledge, may otherwise result in the imposition of a Lien or forfeiture of the Leased Real Property, or otherwise prohibit, restrict or materially interfere with its use as presently conducted.

                 (vi) No Environmental Law requires any environmental testing, cleanup, removal or work, repairs, construction or expenditures with respect to any part of the Leased Real Property or activities conducted at the Leased Real Property and neither the Company nor any Seller has received any notice of any such requirement.

                 (vii) No underground storage tanks presently exist or, to Sellers' knowledge, have ever existed at the Leased Real Property.

                 (viii) No part of the Leased Real Property (and neither the Company nor any Seller has received written documentation stating or indicating that any part of the Leased Real Property) is wetlands or in a flood plain.

                 (b)     Each Seller's representations and warranties in this
Section 2.22 are based upon its respective investigations of the Leased Real Property, and Buyer is entitled to rely thereon notwithstanding any independent investigations by Buyer or its Representatives.

          SECTION 2.23 FINDERS FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of any Seller or the Company who might be entitled to any fee or commission from any Seller or the Company in connection with the consummation of the Contemplated Transactions.

          SECTION 2.24 DEPOSITARIES; POWERS OF ATTORNEY, ETC. SCHEDULE 2.24 sets forth (i) the name of each bank, financial institution or similar entity in which the Company has an account, lock box or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto; and (ii) the name of each person holding a general or special power of attorney from the Company and a description of the terms thereof.

          SECTION 2.25 RELATED PARTY TRANSACTIONS. SCHEDULE 2.25 sets forth all Contracts or other agreements or arrangements (whether or not in writing) of any nature between the Company, on the one hand, and any Affiliate of the Company or any officer, director or stockholder of the Company or any Affiliate of the Company (each a "RELATED PARTY") on the other hand ("RELATED PARTY CONTRACTS"), including but not limited to any Contract for money owed by or to any of them. Except as set forth on
SCHEDULE 2.25 hereto, no Related Party has any Claim against or Liability to the Company and the Company has no Claim against or Liability to any Related Party and, to Sellers' knowledge, no fact or circumstance exists which is reasonably likely to give rise to any such Claim against or by or Liability to or from any Related Party under any Related Party Contract or otherwise.

          SECTION 2.26 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no Law, Order or Contract binding upon the Company which has had or could reasonably be expected to have the effect of prohibiting or adversely affecting
(i) competition by the Company, (ii) any existing business practice of the Company, (iii) any acquisition of property by the Company, or (iv) the Condition of the Business.

          SECTION 2.27 CUSTOMERS. SCHEDULE 2.27 lists for the year ended December 31, 1997 and for the four months ended April 30, 1998, the twenty-five largest customers (by dollar amount) of the Company. There has not occurred any material adverse change in the relationship of the Company with any of its customers since December 31, 1997 and, except as and to the extent set forth on
SCHEDULE 2.27, to Sellers' knowledge, there are no facts or circumstances (including, without limitation, the Contemplated Transactions) that could reasonably be expected to have a material adverse effect on the Company's relationship with any of its customers. Since December 31, 1997, (i) no customer has cancelled or terminated, or threatened to cancel, or otherwise terminate, its relationship with the Company or (ii) no customer has threatened to decrease or limit materially its relationship with the Company.

          SECTION 2.28 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither the Company nor any officer, employee or agent of the Company, nor any other person acting on its own behalf, has, directly or indirectly, within the two (2) years prior to the date hereof given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the Business (or assist any Seller in connection with any actual or proposed transaction) which (a) might subject Buyer to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) if not given in the past, might have had a material adverse effect on the Assets, Business or operations of the Company or (c) if not continued in the future, might adversely affect any Assets, Business, operations or prospects or which might subject Buyer to suit or penalty in any private or governmental litigation or proceeding.

          SECTION 2.29 DISCLOSURE. Neither this Agreement, the Schedules hereto, nor any audited or unaudited financial statements, documents or certificates furnished or to be furnished to Buyer by or on behalf of the Company or any Seller pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. No Seller has knowledge of any events, transactions or other facts which, either individually or in the aggregate, may give rise to circumstances or conditions which would have a material adverse effect on the general affairs or Condition of the Business.

          SECTION 2.30 TRANSACTION SHARES. Each Seller represents and warrants to Buyer that the Transaction Shares are being acquired by such Seller for its own account and not with a view to the distribution, resale or other transfer thereof, except in compliance with the Securities Act and applicable state securities laws. Each Seller has (i) reviewed carefully the Parent Reports,
(ii) such knowledge and experience in financial, tax and business matters so as to enable it to make an informed investment decision with respect to the Transaction Shares and (iii) overall commitments to investments which are not readily marketable as are reasonable in relation to such Seller's net worth.

          SECTION 2.31 ABILITY TO CONDUCT BUSINESS. The Assets are sufficient and adequate to permit the continued operation of the Business as it has been conducted since the inception of the Company and, assuming all Sellers Required Consents are obtained, the consummation of the Contemplated Transactions hereby will enable Buyer to conduct the Business as it has been conducted since the Company's inception.

          SECTION 2.32 POTENTIAL CONFLICTS OF INTEREST. No Seller, or any spouse of a Seller, and no entity controlled by one or more of the foregoing:

                 (a) owns, directly or indirectly, any interest in, or is an officer, director, employee or consultant of, any person which is, or is engaged in business as, a direct or indirect competitor, lessor, lessee, supplier, distributor, sales agent or customer of the Company, except for Stephen McLaughlin's interest in FX Media, Inc. which provides internet website hosting services to the Company at a cost of less than $250 per month;

                 (b) owns, directly or indirectly, in whole or in part, any material property that the Company uses in the conduct of the Business; or

                 (c) has any material cause of action or other claim whatsoever against, or owes any amount to, the Company.

                                     ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT

          Buyer and Parent represent and warrant to Sellers that:

          SECTION 3.1 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Buyer and Parent has full power and authority to execute and deliver each Transaction Document to which it is or, at Closing, will be, a party and to consummate the Contemplated Transactions. The execution, delivery and performance of each Transaction Document and the consummation of the Contemplated Transactions to which each of Buyer and/or Parent is or, at Closing, will be, a party have been duly and validly authorized and approved by the board of directors thereof, as the case may be, and no other corporate proceedings on the part of Buyer and/or Parent are necessary to authorize the execution, delivery and performance by Buyer and/or Parent of each Transaction Document or the consummation of the Contemplated Transactions to which Buyer and/or Parent is or, at Closing, will be a party. This Agreement has been and, at Closing, the other Transaction Documents to which Buyer and/or Parent is a party will have been, duly and validly executed and delivered by Buyer and/or Parent and (assuming the valid execution and delivery thereof by the other parties thereto) constitutes, or will, at the Closing, constitute, as the case may be, the legal, valid and binding agreements of Buyer and/or Parent, enforceable against Buyer and/or Parent in accordance with their respective terms, except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar Laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

          SECTION 3.2 NO CONFLICTS; CONSENTS. The execution, delivery and performance by Buyer and/or Parent of each Transaction Document to which Buyer and/or Parent is or, at Closing, will be, a party and the consummation of the Contemplated Transactions to which Buyer and/or Parent is or, at Closing, will be, a party do not and will not (i) violate any provision of the certificate of incorporation or by-laws of Buyer and/or Parent; (ii) require Buyer and/or Parent to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other person, except as set forth on SCHEDULE 3.2 (the "BUYER REQUIRED CONSENTS"); (iii) if Buyer Required Consents are obtained prior to the Closing, violate, conflict with or result in the breach or default under (with or without the giving of notice or the passage of time), or permit the suspension or termination of, any material Contract to which Buyer or Parent is a party or by which either of them or their assets may be bound or subject; or (iv) if Buyer Required Consents are obtained prior to the Closing, violate any Law or Order of any Governmental Body against, or binding upon, Buyer or Parent or upon any of their respective assets or business.

          SECTION 3.3 CORPORATE EXISTENCE AND POWER. Each of Buyer and Parent is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all requisite corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 3.4 FINDERS FEES. Other than Strategica Group, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer or Parent who might be entitled to any fee or commission from Buyer or Parent in connection with the consummation of the Contemplated Transactions.

          SECTION 3.5 PARENT REPORTS. Buyer and Parent have delivered to Sellers true and correct copies of (a) Parent's Annual Report on Form 10-KSB for the year ended December 31, 1997, as amended, and (b) Parent's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998 (collectively, the "PARENT REPORTS"). The Parent Reports, taken as a whole, did not at the time they were filed contain an untrue statement of material fact, nor omit to state a material fact necessary to make the statements made therein not misleading.

          SECTION 3.6 TRANSACTION SHARES. The Transaction Shares have been duly authorized by Parent and, when issued to Sellers, will be duly issued, fully paid and non-assessable shares of Parent Stock. The Transaction Shares will not be issued in violation of any preemptive rights, rights of first refusal or, other than as set forth in this Agreement, contractual restrictions of any kind, and Sellers will receive good title to the Transaction Shares free and clear of all Liens.


                                      ARTICLE IV

                               COVENANTS AND AGREEMENTS

          Sellers, jointly and severally, covenant to Buyer and Buyer covenants to Sellers that:

          SECTION 4.1 CONDUCT OF BUSINESS OF THE COMPANY. From the date hereof through the Closing Date, Sellers, jointly and severally, agree to cause the
Company:

                    (i) To conduct its operations according to the ordinary and usual course of the Business consistent with past practice, to preserve intact its present business organization and structure, to keep available the services of its present officers, agents and employees, to preserve and maintain its Assets and the good will of the Business and to preserve its relationships with customers and others having business dealings with the Company.

                    (ii) To maintain in the ordinary course of the Business, consistent with past practice and in accordance with all Contracts, the Leased Real Property, all its material structures, equipment, the Assets and other tangible property in their present repair, order and condition, subject to ordinary wear and tear.

                    (iii) Not to incur any Liability (other than Liabilities incurred in the ordinary course of the Business, consistent with past practice, which are not in the aggregate material thereto), nor enter into any Contract of a type required to be disclosed on any Schedule hereto.

                    (iv) Not to undertake (nor permit to be undertaken) any of the actions specified in Section 2.10.

                    (v) Not to pay, discharge or satisfy any material Claim or Liability, other than the payment, discharge or satisfaction in the ordinary course of the Business of Claims or Liabilities incurred in the ordinary course of Business, consistent with past practice.

                    (vi) Not to enter into, amend, modify, terminate, renew, extend, or waive any material right under, any leases, licenses, occupancy agreements or other Contracts concerning the Leased Real Property or any other real property or permit any person to occupy the Leased Real Property, nor enter into any mortgage, pledge or other encumbrance, or other Contract affecting title to, or the use, possession, occupancy, operation and/or maintenance of the Leased Real Property.

                    (vii) To pay all Taxes and other charges required with respect to the Assets and comply with all Laws, including all Environmental Laws.

                    (viii) To maintain insurance coverage in the amounts and types as are currently in existence and more specifically described on SCHEDULE
2.19 annexed hereto and made a part hereof.

                    (ix) Not to withdraw, settle or otherwise compromise any pending Tax reduction proceeding without the prior written consent of Buyer.

                    (x) Not to make any request of any Governmental Body without the prior written consent of Buyer and to keep Buyer informed of all notices received from, or any correspondence with, respect to any such Governmental Body.

                    (xi) To comply with its obligations under the Contracts, including, but not limited to the Real Property Leases and any Permitted Liens, to which it is a party, and send to Buyer copies of all notices of default delivered pursuant to any of the Contracts, promptly upon receipt thereof.

                    (xii) On or prior to the Closing Date, the Company shall, at its sole cost and expense, cause all Liens, other than Permitted Liens, to be discharged, removed and/or released of record. As of the Closing, there shall be no outstanding Contracts made by the Company or any Seller for the construction or repair of any improvements to the Leased Real Property that have not been fully paid for, and the Company shall cause to be discharged all mechanics, materialmen's and other Liens arising from any labor or materials furnished to the Leased Real Property on or prior to the Closing Date.

          SECTION 4.2  CORPORATE EXAMINATIONS AND INVESTIGATIONS.   (a)  Prior
to the Closing Date, Sellers, jointly and severally, agree that Buyer shall be entitled, through its directors, officers, Affiliates, employees, attorneys, accountants, representatives, lenders, consultants and other agents (collectively, "REPRESENTATIVES") to make such investigation of the Assets, the Business and operations of the Company and the Purchased Shares, and such examination of the books, records and financial condition of the Company, as Buyer reasonably deems necessary for the purpose of effecting and considering the Contemplated Transactions. Any such investigation and examination shall be conducted at reasonable times, under reasonable circumstances and upon reasonable notice, and Sellers shall cooperate fully therein. In that connection, Sellers shall make available to the Representatives of Buyer during such period, all such information and copies of such documents and records concerning the affairs of the Company and the Purchased Shares as such Representatives may reasonably request, shall permit the Representatives of Buyer access to the Assets of the Company and all parts thereof and to its employees, customers, suppliers, contractors and others, and shall cause the Company's Representatives to cooperate fully in connection with such review and examination. No investigation by Buyer shall diminish or obviate any of the representations, warranties, covenants or agreements of Sellers contained in this Agreement.

          SECTION 4.3 ADDITIONAL FINANCIAL STATEMENTS. (a) On or prior to July 31, 1998, Sellers shall furnish Buyer with the Company's audited financial statements at and for the quarter ended March 31, 1998, together with a review letter from Coopers & Lybrand LLP with respect to the Company's unaudited financial statements for the month ended April 30, 1998.

                 (b) Prior to the Closing Date, as soon as available and in any event within fifteen (15) calendar days after the end of each monthly accounting period of the Company ending after April 30, 1998, Sellers shall furnish Buyer with an unaudited financial statement of the Company for such month in form and substance comparable to the Interim Statements and with such other financial or other information routinely prepared by the Company.

          SECTION 4.4 FILINGS AND AUTHORIZATIONS. Sellers will pay when due all Taxes imposed upon the Company and/or Sellers, as the case may be, by Law arising out of the Contemplated Transactions. The parties hereto shall cooperate and use their respective best efforts to make, or cause to be made, all registrations, filings, applications and submissions, to give all notices and to obtain all governmental or other third party consents, transfers, approvals, Orders and waivers necessary or desirable for the consummation of the Contemplated

Transactions in accordance with the terms of this Agreement and shall furnish copies thereof to each other party prior to such filing and shall not make any such registration, filing, application or submission to which Buyer or Sellers, as the case may be, reasonably objects in writing. All such filings shall comply in form and content in all material respects with applicable Law. The parties hereto also agree to furnish each other with copies of such filings and any correspondence received from any Governmental Body in connection therewith.

          SECTION 4.5 EFFORTS TO CONSUMMATE. Subject to the terms and conditions herein, each party hereto, without payment or further consideration, shall use its good faith efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable to consummate and make effective, as soon as reasonably practicable, the Contemplated Transactions, including, but not limited to, the obtaining of all Sellers Required Consents and Buyer Required Consents, respectively, and Permits or consents of any third party, whether private or governmental, which are necessary for the consummation of the Contemplated Transactions, to effect all necessary registrations and filings, and each party hereto shall cooperate fully with the others in all of the foregoing.

          SECTION 4.6 NEGOTIATIONS WITH OTHERS. From and after the date hereof unless and until this Agreement shall have terminated in accordance with its terms, Sellers, jointly and severally, agree that neither Sellers, the Company, any Affiliate of any of them, nor any Representative of any of them, will directly or indirectly (i) solicit, engage in discussions or engage in negotiations with any person (other than Buyer or any of its Affiliates) with respect to an Acquisition Proposal; (ii) provide information to any person (other than Buyer, any of its Representatives or the Company's Representatives) in connection with an Acquisition Proposal; (iii) enter into any transaction with any person (other than Buyer or any of its Affiliates) with respect to an Acquisition Proposal; or (iv) agree to do any of the foregoing. If any Seller, the Company, any Affiliate or Representative thereof receives any offer or proposal to enter into discussions or negotiations relating to any of the above, Sellers will immediately notify Buyer in writing as to the identity of the offeror or the party making any such proposal and the specific terms of such offer or proposal.

          SECTION 4.7 NOTICES OF CERTAIN EVENTS. Prior to the Closing Date, each Seller, on the one hand, and Buyer, on the other, shall promptly notify the other of:

                 (a) any notice or other communication from any person alleging that the consent, approval, authorization or waiver of such person is or may be required in connection with the Contemplated Transactions;

                 (b) any material adverse change in the Condition of the Business;

                 (c) any notice or other communication from any Governmental Body in connection with the Contemplated Transactions; and

                 (d) any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a material violation or breach of any representation or warranty of such party, whether made as of the date hereof or as of the Closing Date, or that would constitute a material violation or breach of any covenant of any such party contained in this Agreement.

          SECTION 4.8 PUBLIC ANNOUNCEMENTS. Prior to the Closing Date, each Seller, on the one hand, and Buyer, on the other, will consult with each other before issuing any press release or otherwise making any public statement with respect to the Contemplated Transactions, and will not issue any such press release or make any such public statement without the prior approval of Buyer or Sellers, as the case may be, except as may be required by applicable Law in which event the other party shall have the right to review and comment upon (but not approve) any such press release or public statement prior to its issuance.

          SECTION 4.9 CONFIDENTIALITY. (a) Each party hereto shall hold in strict confidence, and shall use its best efforts to cause all of its Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or by other requirements of Law, all information concerning any other party which it has obtained from such party prior to, on, or after the date hereof in connection with the Contemplated Transactions, and each party shall not use or disclose to others, or permit the use of or disclosure of, any such information so obtained, and will not release or disclose such information to any other person, except its Representatives who need to know such information in connection with this Agreement and who shall be advised of the provisions of this Section 4.9. The foregoing provision shall not apply to any such information to the extent (i) known by any party prior to the date such information was provided to such party in connection with the Contemplated Transactions, (ii) made known to any party from a third party not in breach of any confidentiality requirement or (iii) made public through no fault of such party or any of its Representatives.

                 (b) If the Contemplated Transactions are not consummated and if requested, each party hereto shall return to the appropriate party all tangible evidence of such information.

          SECTION 4.10 EXPENSES. Except as otherwise specifically provided in this Agreement, Buyer and Sellers shall bear their respective expenses, in each case, incurred in connection with the preparation, execution and performance of the Transaction Documents and the Contemplated Transactions, including, without limitation, all fees and expenses of their respective Representatives, and the Company shall not bear any of the fees and expenses of any Seller's Representatives. Notwithstanding the foregoing, Sellers shall prior to Closing pay all expenses associated with switching the Company's Insurance Policies from a "claims made basis" to an "occurrence basis." On the Closing Date, Buyer shall pay all fees and expenses, if any, owed to Strategica Group in connection with the Contemplated Transactions.

          SECTION 4.11 TAX MATTERS. (a) TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE. Sellers shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date. Sellers shall permit Buyer to review and comment on each such Tax Return described in the preceding sentence prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by Buyer.

                 (b) TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE CLOSING DATE. Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company for periods which begin before the Closing Date and end after the Closing Date.

                 (c) Refunds or credits of Taxes that were paid by the Company with respect to any periods shall be for the account of the Company.

                 (d) Sellers, the Company and Buyer shall reasonably cooperate, and shall cause their respective Representatives reasonably to cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records necessary in connection with the preparation and filing of Tax Returns, the payment of Taxes and the resolution of Tax Audits and Tax Deficiencies with respect to all taxable periods. Buyer recognizes that Sellers and their Affiliates will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by the Company that pertain to events occurring prior to the Closing Date. Buyer therefore agrees to cause the Company to allow Sellers and their Representatives, at times and dates reasonably acceptable to the Company, to inspect, review and make copies of such records as Sellers and the Company deem necessary or appropriate, PROVIDED such activities are conducted during normal business hours on reasonable advance notice.

                 (e) Buyer and Sellers further agree, upon request, to use their reasonable efforts to obtain any certificate or other document from any Tax Authority or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the Contemplated Transactions).

                 (f) the Company and Sellers will not revoke the Company's election to be taxed as an "S corporation" within the meaning of Code Sections 1361 and 1362 and will not take or allow any action other than the sale of the Company's stock pursuant to this Agreement that would result in the termination of the Company's status as a validly electing "S corporation" within the meaning of Code Sections 1361 and 1362.

          SECTION 4.12 COVENANT NOT-TO-COMPETE. (a) During the period commencing from the Closing Date and ending on the later of (i) three (3) years thereafter or (ii) two (2) years after the termination of such Seller's employment with the Company, pursuant to the terms of any employment agreement between Buyer and Seller or otherwise (the "TERM"):

                    (i) In order to preserve the Business and the value of the Assets, each Seller agrees that it will not, directly or indirectly, as a partner, officer, employee, director, stockholder, investor, lender, proprietor, other equity owner, consultant, representative, agent or otherwise become or be interested in, or associate with or render assistance to, any person (other than Buyer) engaged in the business of placing or recruiting travel nurses or staffing hospitals with medical personnel in the United States, Canada, Bermuda or the Philippines. The foregoing provisions shall not, however, prohibit any Seller from acquiring, solely as an investment, securities of any person which are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and which are publicly traded, so long as such Seller is not part of any group required to make any filing under Section 13(d) of the Exchange Act (or any successor rule) in respect of such person and such securities do not constitute 2% or more of any class of outstanding securities of such person.

                    (ii) Each Seller agrees that it will not, directly or indirectly, during the Term, for its own benefit or for the benefit of any other person (A) influence or attempt to influence any person to either terminate or modify his employment or other professional relationship with the Company, Buyer or any Affiliate of Buyer or (B) employ, consult or otherwise retain, directly or indirectly, any person who is (or during the twelve months prior thereto was) employed, consulting to, or otherwise retained by the Company, Buyer or any Affiliate of Buyer.

                 (b) Sellers will not, directly or indirectly, use, disclose or make available to any person (other than Buyer) any confidential information concerning the ownership and/or operation of the Business (the "CONFIDENTIAL INFORMATION"). The term Confidential Information includes, without limitation, the business practices, financial information, customer, prospective customer, travel nurse and prospective travel nurse names and information, suppliers and prospective suppliers names, leads and account information, mailing lists, computer programs, advertising campaigns (including, without limitation, displays, drawings, memoranda, designs, styles or devices), marketing, promotional and pricing information, employee names, compensation and benefit information, Contracts, Permits, and Real Property Leases of the Company pertaining to the Business. The term Confidential Information excludes only information which is publicly available through no fault of Sellers or any of their Representatives.

                 (c) The parties agree that a violation of the foregoing agreements not to compete or disclose, or any provision thereof, will cause irreparable damage to Buyer, and Buyer shall be entitled (without any requirement of posting a bond or other security), in addition to any other rights and remedies which it may have, at law or in equity, to an injunction enjoining and restraining Sellers from doing or continuing to do any such act or any other violations or threatened violations of this Section 4.12.

                 (d) The parties hereto agree that the covenant set forth in this Section 4.12 is reasonable with respect to its duration, geographical area and scope and in all other respects. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 4.12 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

          SECTION 4.13 EMPLOYEE MATTERS. From the date hereof through the Closing Date, Sellers, jointly and severally, agree to cause the Company:

                 (a) Not to (1) adopt, enter into, terminate or amend any Employee Benefit Plan, (2) completely or partially withdraw (within the meaning of Section 4201 of ERISA) from any multiemployer plan (within the meaning of
Section 3(37) of ERISA, (3) increase in any manner the compensation or fringe benefit of any director, officer, employee or consultant of the Company, (4) pay any benefit not required under the terms of any Employee Benefit Plan, (5) grant any discretionary awards under any Employee Benefit Plan or other bonus, incentive, performance or other compensation plan or arrangement, (6) take any action to fund or in any other way secure the payment of compensation or benefits to any director, officer, employee or consultant of the Company or under any Employee Benefit Plan, except to the extent required under applicable Laws, (7) adopt, enter into or amend any contract, agreement, commitment or arrangement to do any of the foregoing.

                 (b) To fully satisfy all obligations, on a timely basis, under each Employee Benefit Plan, including, without limitation, all contribution obligations, and to administer, operate and maintain each Employee Benefit Plan in accordance with its terms and all applicable Laws.

                 (c) Not to incur a "plant closing" or "mass layoff", within the meaning of the Worker Adjustment and Retraining Notification Act.

                 (d) Not to take any action that interferes with Buyer's relationship with the Company's employees and not to be a direct or indirect party to any action or activity which would deprive Buyer of the services of such employees.

          SECTION 4.14 FURTHER ASSURANCES. At any time and from time to time after the Closing Date, upon the request of Buyer, each Seller, jointly and severally, shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged or delivered, all such further documents, instruments or assurances, as may be necessary, desirable or proper to carry out the intent and accomplish the purposes of this Agreement. Sellers and Buyer will each, respectively, bear their or its own costs and expenses incurred in compliance with the first sentence of this Section 4.14.

          SECTION 4.15 REGISTRATION RIGHTS. The parties acknowledge and agree that the Transaction Shares are being issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT") provided in Section 4(2) thereof and constitute "restricted securities" within the meaning of the Securities Act. Sellers may not transfer the Transaction Shares absent compliance with the provisions of the Securities Act, applicable state securities laws and Section 4.16 herein, and all stock certificates evidencing the Transaction Shares shall bear a legend to such effect and to the effect that such shares are subject to the terms and provisions of this Agreement. At the Closing, Buyer and Sellers shall enter into a registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT") substantially in the form of EXHIBIT 4.15 hereto. The Registration Rights Agreement will provide that Buyer will file a registration statement with the Securities and Exchange Commission on Form SB-2 or other such form (the "REGISTRATION STATEMENT") to register the sale by Sellers of the Transaction Shares no later than seventy-five (75) Business Days following the Closing Date, will pay all costs in respect thereto (other than fees and expenses of counsel to Sellers and discounts, fees or commissions upon resale of the Transaction Shares) and will use reasonable efforts to have the Registration Statement declared effective by the Securities and Exchange Commission as soon as practicable following the filing thereof.

          SECTION 4.16 INSURANCE. Prior to Closing, the Sellers shall cause the Company to obtain, and as of the Closing Date, Sellers shall cause the Company to maintain Insurance Policies on an occurrence basis and shall obtain "tail coverage" for its "claims made" Insurance Policies for two (2) years after the date of the Claim, and all such amounts shall be deducted from the Purchase Price.

          SECTION 4.17 POOLING OF INTERESTS. The parties hereto acknowledge and agree that the Contemplated Transactions shall be treated for accounting purposes as a "pooling of interests." Each of Sellers and Buyer further covenant not to take any action or cause any event to occur, either prior to or after the Closing, that may jeopardize, compromise or adversely affect the pooling of interests accounting treatment with respect to the Contemplated Transactions.

          SECTION 4.18 SELF-INSURANCE. Prior to Closing, the Sellers shall cause the Company to pay all "run-out" fees and liabilities which may be owed to Great-West Life and Annuity Insurance Company or any other person in connection with the Company's Self Insurance Programs, and all such amounts shall be deducted from the Purchase Price.

          SECTION 4.19 JOINT VENTURE AGREEMENT. At Closing, each Seller shall cause the Joint Venture Agreement to be terminated and such Agreement shall have no further force or effect.

          SECTION 4.20 OFFERS OF EMPLOYMENT. Buyer shall make an offer of employment to each of Debbie Bender-Balazich and Stephen M. McLaughlin, substantially in the form of EXHIBIT 4.21 hereto.

                                      ARTICLE V

                                CONDITIONS TO CLOSING

          SECTION 5.1 CONDITIONS TO THE OBLIGATIONS OF THE PARTIES. The obligations of Sellers and Buyer to consummate the Contemplated Transactions are subject to the satisfaction of the following conditions:

                 (a) NO INJUNCTION. No provision of any applicable Law and no Order shall prohibit the consummation of the Contemplated Transactions.

                 (b) NO PROCEEDINGS OR LITIGATION. No Claim instituted by any person (other than Buyer, the Company, Sellers or their respective Affiliates) shall have been commenced or pending against any Seller, the Company, Buyer or any of their respective Affiliates, officers or directors, which Claim seeks to restrain, prevent, change or delay in any respect the Contemplated Transactions or seeks to challenge any of the terms or provisions of this Agreement or seeks damages in connection with any of such transactions.

          SECTION 5.2 CONDITIONS TO THE OBLIGATIONS OF SELLERS. The obligations of Sellers hereunder to consummate the Contemplated Transactions are subject, at the option of Sellers, to the fulfillment prior to or at the Closing of each of the following further conditions:

                 (a) PERFORMANCE. Buyer shall have performed and complied in all material respects with all agreements, obligations and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

                 (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained in this Agreement and in any certificate or other writing delivered by Buyer pursuant hereto shall be true in all material respects at and as of the Closing Date as if made at and as of such time (except for those representations and warranties made as of a specific date which shall be true in all material respects as of the date made).

                 (c) PURCHASE PRICE. Buyer shall have delivered that portion of the Purchase Price in accordance with Section 1.2(a) hereof.

                 (d) BUYER REQUIRED CONSENTS. All Buyer Required Consents shall have been obtained; and

                 (e) DOCUMENTATION. There shall have been delivered to Sellers the following:

                 (i) A certificate, dated the Closing Date, of the Chairman of the Board, the President or Chief Financial Officer of Buyer confirming the matters set forth in Section 5.2(a) and (b) hereof;

                 (ii) Stock certificates, registered in the name of each Seller (with the appropriate restrictive legends), evidencing satisfaction of that portion of the Purchase Price in accordance with Section 1.2(a);

                 (iii) A certificate, dated the Closing Date, of the Secretary or Assistant Secretary of Buyer certifying, among other things, that attached or appended to such certificate (i) is a true and correct copy of its certificate of incorporation and all amendments thereto, if any, as of the date thereof certified by the Secretary of the State of Delaware; (ii) is a true and correct copy of its by-laws as of the date thereof; (iii) is a true copy of all resolutions of its board of directors authorizing the execution, delivery and performance of the Transaction Documents and the Contemplated Transactions; and
(iv) are the names and signatures of its duly elected or appointed officers who are authorized to execute and deliver the Transaction Documents and any certificate, document or other instrument in connection herewith;

                 (iv) Evidence of the good standing and corporate existence of Buyer and Parent issued by the Secretary of State of the State of Delaware;

                 (v) A signed opinion of Buyer's counsel, dated the Closing Date and addressed to Sellers, substantially in the form annexed as EXHIBIT 5.2A hereto;

                 (vi)    Copies of all Buyer Required Consents;

                 (vii)   An executed copy of the Escrow Agreement; and

                 (viii)  An executed copy of the Registration Rights Agreement.

          SECTION 5.3 CONDITIONS TO THE OBLIGATIONS OF BUYER. All obligations of Buyer to consummate the Contemplated Transactions hereunder are subject, at the option of Buyer, to the fulfillment prior to or at the Closing of each of the following further conditions:

                 (a) PERFORMANCE. Each Seller shall have performed and complied in all material respects with all agreements, obligations and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date.

                 (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Sellers contained in this Agreement and in any certificate or other writing delivered by any Seller pursuant hereto shall be true in all material respects at and as of the Closing Date as if made at and as of such time (except for those representations and warranties made as of a specific date which shall be true in all material respects as of the date made).

                 (c) SELLERS REQUIRED CONSENTS. All Sellers Required Consents shall have been obtained in form and substance reasonably satisfactory to Buyer, and shall be in full force and effect.

                 (d) CLAIMS. Subsequent to the date of this Agreement, there shall not have arisen any Claims (other than Claims the substance of which are disclosed on a Schedule to this Agreement) (whether or not the defense thereof or Liabilities in respect thereof are covered by insurance), asserted or threatened against or involving the Company, any Seller, any of the Assets, the Business or the Purchased Shares, other than Claims that, individually or in the aggregate, together with all other Claims existing or threatened on the Closing Date, could not reasonably be expected to have a material adverse effect on the Condition of the Business or the Purchased Shares. There shall exist no fact, event or circumstance on the Closing Date known to any Seller that could give rise to any Claim (other than Claims the substance of which is disclosed on a Schedule to this Agreement) that, if pending or threatened on the Closing Date, could, individually or in the aggregate, together with all other Claims existing or threatened on such date, reasonably be expected to have a material adverse effect on the Condition of the Business or the Purchased Shares.

                 (e) DOCUMENTATION. There shall have been delivered to Buyer the following:

                    (i) A certificate dated the Closing Date, executed by each Seller, confirming the matters set forth in Sections 5.3(a) and (b);

                    (ii) A certificate, dated the Closing Date, of the Secretary or Assistant Secretary of the Company certifying, among other things, that attached or appended to such certificate (i) is a true and correct copy of the Company's Articles of Incorporation and all amendments thereto, if any, as of the date thereof certified by the Secretary of State of its state of incorporation; and (ii) is a true and correct copy of the Company's by-laws as of the date thereof;

                 (iii) Evidence of the good standing and corporate existence of the Company issued by the Secretary of State of its state of incorporation and evidence that the Company is qualified to transact business as a foreign corporation and is in good standing in each state of the United States and in each other jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary;

                 (iv) A signed opinion of Sellers' counsel, Akerman, Senterfitt & Eidson, P.A., dated the Closing Date and addressed to Buyer, substantially in the form annexed hereto as EXHIBIT 5.3A;

                 (v)     Copies of all Sellers Required Consents;

                 (vi) A copy of the Escrow Agreement executed by all parties thereto;

                   (vii) An executed copy of the Registration Rights
Agreement;

                    (viii) Stock Certificates of each Seller representing the number of Purchased Shares set forth opposite such Seller's name on SCHEDULE 2.1, duly endorsed in blank or accompanied by stock powers duly endorsed in blank and in suitable form for transfer to Buyer by delivery;

                    (ix) Possession and control of the Assets of the Company (including all corporate books, seals, bank accounts, records and documents);

                    (x) The resignations, dated the Closing Date, of such directors and officers of the Company and each fiduciary of any plan of the Company, as previously may have been requested by Buyer;

                    (xi) A release of the Company, without any liability to Company and in form and substance reasonably acceptable to Buyer, of Aldo Rodriguez as to all sums owed to him in connection with his employment by the Company;

                    (xii) Evidence of termination, without any liability to Company and in form and substance reasonably acceptable to Buyer, of all written and oral employment agreements and arrangements with all directors, officers and consultants of the Company, including those listed on SCHEDULE 2.18;

                    (xiii) A termination agreement executed by each Seller terminating the Joint Venture Agreement;

                    (xiv) An executed non-compete agreement with Dale Balazich, in the form attached hereto as EXHIBIT 5.3B; and

                    (xv) A schedule attached hereto as SCHEDULE 5.3B, listing the amounts owed to each of First Capital Services, Inc. and Steven Barth as of the Closing Date.

                 (f) ACCOUNTING TREATMENT. The Buyer shall have received from KPMG Peat Marwick LLP, in form and substance satisfactory to Buyer, and addressed to Buyer and Parent, a letter to the effect that the Contemplated Transactions qualify for "pooling of interests" accounting treatment.

                 (g) DUE DILIGENCE. Buyer, in its absolute discretion, shall be satisfied with the results of its due diligence findings concerning the Audited Interim Statements.

                 (h) FINANCIAL STATEMENTS. There shall have been delivered to Buyer the Audited Interim Statements.


                                      ARTICLE VI

                                   INDEMNIFICATION

          SECTION 6.1  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
(a) Notwithstanding any right of Buyer fully to investigate the affairs of the Company and notwithstanding any knowledge of facts determined or determinable by Buyer pursuant to such investigation or right of investigation, Buyer has the right to rely fully upon the representations, warranties, covenants and agreements of Sellers contained in this Agreement, or listed or disclosed on any Schedule hereto or in any instrument delivered in connection with or pursuant to any of the foregoing. All such representations, warranties, covenants and agreements shall survive the execution and delivery of this Agreement and the Closing hereunder. Notwithstanding the foregoing, all representations and warranties of Sellers contained in this Agreement, on any Schedule hereto or in any instrument delivered in connection with or pursuant to this Agreement shall terminate and expire twelve (12) months after the Closing Date; PROVIDED, HOWEVER, that the liability of Sellers shall not terminate as to any specific claim or claims of the type referred to in Section 6.2 hereof, whether or not fixed as to Liability or liquidated as to amount, with respect to which Sellers have been given specific notice on or prior to the date on which such Liabilities would otherwise terminate pursuant to the terms of this
Section 6.1(a) or which arise or result from or are related to a Claim for fraud;

                 (b) All representations and warranties of Buyer shall terminate and expire twelve (12) months after the Closing Date; PROVIDED, HOWEVER, that the liability of Buyer shall not terminate as to any specific claim or claims of the type referred to in Section 6.3 hereof, whether or not fixed as to Liability or liquidated as to amount, with respect to which Buyer has been given specific notice on or prior to the date on which such Liability would otherwise terminate pursuant to the terms of this Section 6.1(b).

          SECTION 6.2 OBLIGATION OF SELLERS TO INDEMNIFY. Each Seller, jointly and severally, agrees to indemnify, defend and hold harmless Buyer (and its directors, officers, employees, Affiliates, successors and assigns) from and against all Claims, losses, Liabilities, Regulatory Actions, damages, deficiencies, judgments, settlements, costs of investigation or other expenses (including Taxes, interest, penalties and reasonable attorneys' fees and fees of other experts and disbursements and expenses incurred in enforcing this indemnification) (collectively, the "LOSSES") suffered or incurred by Buyer, the Company, or any of the foregoing persons in any action or proceeding between Buyer (or any other indemnified person) and any Seller, or between Buyer (or any other indemnified person) and any third party or otherwise, arising out of
(i) any breach of the representations and warranties of any Seller contained in this Agreement or in the Schedules or any other Transaction Document, (ii) any breach of the covenants and agreements of any Seller contained in this Agreement or in the Schedules or any other Transaction Document, (iii) any Claim pending or threatened prior to the Closing Date as set forth on SCHEDULE 2.15.

          SECTION 6.3 OBLIGATION OF BUYER TO INDEMNIFY. Buyer agrees to indemnify, defend and hold harmless each Seller (and any successor or assignee thereof) from and against any Losses suffered or incurred by such Seller or any of the foregoing persons arising out of any breach of the representations and warranties of Buyer or of the covenants and agreements of Buyer contained in this Agreement or in the Schedules or any other Transaction Document.

          SECTION 6.4  NOTICE AND OPPORTUNITY TO DEFEND THIRD PARTY CLAIMS.
(a) Promptly after receipt by any party hereto (the "INDEMNITEE") of notice of any demand, claim, circumstance or Tax Audit which would or might give rise to a claim by, or the commencement (or threatened commencement) of any action, proceeding or investigation that may result in a Loss (an "ASSERTED LIABILITY"), the Indemnitee shall give notice thereof (the "CLAIMS NOTICE") to the party or parties obligated to provide indemnification pursuant to Sections 6.2 or 6.3 (collectively, the "INDEMNIFYING PARTY"). The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

                 (b) The Indemnifying Party may elect to defend, at its own expense and with its own counsel, any Asserted Liability unless (i) the Asserted Liability seeks an Order, injunction or other equitable or declaratory relief against the Indemnitee or (ii) the Indemnitee shall have reasonably concluded that (x) there is a conflict of interest between the Indemnitee and the Indemnifying Party in the conduct of such defense or (y) the Indemnitee shall have one or more defenses not available to the Indemnifying Party. If the Indemnifying Party elects to defend such Asserted Liability, it shall within ten days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the defense of such Asserted Liability.
If the Indemnifying Party elects not to defend the Asserted Liability, is not permitted to defend the Asserted Liability by reason of the first sentence of this Section 6.4(b), fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement with respect to such Asserted Liability, the Indemnitee may pay, compromise or defend such Asserted Liability at the sole cost and expense of the Indemnifying Party. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the reasonable written objection of the other, PROVIDED that the Indemnitee may settle or compromise any claim as to which the Indemnifying Party has failed to notify the Indemnitee of its election under this Section 6.4(b) or as to which the Indemnifying Party is contesting its indemnification obligations hereunder. In the event the Indemnifying Party elects to defend any Asserted Liability, the Indemnitee may participate, at its own expense, in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any Asserted Liability, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. Any Losses of any Indemnitee for which an Indemnifying Party is liable for indemnification hereunder shall be paid upon written demand therefor.

          SECTION 6.5 LIMITS ON INDEMNIFICATION. (a) Buyer's remedies with respect to Losses specified in Section 6.2 shall be limited to the return of the Indemnification Shares or, in the event such shares are sold the value thereof as determined in accordance with Section 1.3(b), in accordance with the terms hereof; PROVIDED, HOWEVER, that if such Losses arise out of any fraud related matter on the part of any Seller or the Company, then each Seller, jointly and severally, shall be obligated to indemnify Buyer in respect of all such Losses, including those not otherwise satisfied by delivery to Buyer of the Indemnification Shares or the value thereof (as determined in accordance with Section 1.3(b)), in accordance with the provisions of this Article VI.

                 (b) Sellers shall not be liable to indemnify Buyer pursuant to Section 6.2 above, and Buyer shall not be liable to indemnify Sellers pursuant to Section 6.3 above, in respect of any individual Loss of less than $5,000. In addition, the parties hereto agree to indemnify the other pursuant to Sections 6.2 or 6.3, as the case may be, in the event that the aggregate of all such individual Losses of less than $5,000 suffered by either Buyer or Sellers, as the case may be, exceeds $50,000. When a party's Losses total $50,000 or more, such party shall be entitled to indemnification for all amounts for which indemnification is available, including but not limited to the first $50,000 of any such claim. Notwithstanding the foregoing, Seller shall be liable for any and all Losses arising out of the matters referred to in
Section 6.2(iii) without regard to a minimum dollar amount.

          SECTION 6.6 EXCLUSIVE REMEDY. Except as provided in Article VII and any Claims for fraud (for which such indemnification provisions of this Article VI shall not constitute the sole or exclusive remedy of any party hereto in respect of this Agreement and the Contemplated Transactions and that each party hereto shall be entitled to seek any other remedy to which such party is entitled, whether at law or in equity), the parties agree that the indemnification provisions of this Article VI shall constitute the sole and exclusive remedy of any party hereto in respect of this Agreement and the Contemplated Transactions.


                                     ARTICLE VII

                          SPECIFIC PERFORMANCE; TERMINATION

          SECTION 7.1 SPECIFIC PERFORMANCE. Sellers acknowledge and agree that, if Sellers fail to proceed with the Closing in any circumstance other than those described in clauses (a), (b), (d) or (e) of Section 7.2 below, Buyer will not have adequate remedies at law with respect to such breach. In such event, and in addition to Buyer's right to terminate this Agreement, Buyer shall be entitled, without the necessity or obligation of posting a bond or other security, to seek injunctive relief, to commence a suit in equity to obtain specific performance of each Seller's obligations under this Agreement or to sue Sellers for damages, in each case, without first terminating this Agreement. Sellers specifically affirm the appropriateness of such injunctive, other equitable relief or damages in any such action.

          SECTION 7.2 TERMINATION. This Agreement may be terminated and the Contemplated Transactions may be abandoned at any time prior to the Closing:

                 (a)     By mutual written consent of Sellers and Buyer;

                 (b) By Sellers if (i) there has been a misrepresentation or breach of warranty on the part of Buyer in the representations and warranties contained herein and such misrepresentation or breach of warranty, if curable, is not cured within thirty days after written notice thereof from Sellers;
(ii) Buyer has committed a breach of any covenant imposed upon it hereunder and fails to cure such breach within thirty days after written notice thereof from Sellers; or (iii) any condition to Sellers' obligations under Section 5.2 becomes incapable of fulfillment through no fault of Sellers or the Company and is not waived by Sellers, PROVIDED that, on the date of termination, all conditions to Buyer's obligations specified in Section 5.3 (other than clause (e) thereof) shall have been satisfied and Sellers shall then be otherwise ready, willing and able to proceed with the Closing hereunder;

                 (c) By Buyer, if (i) there has been a misrepresentation or breach of warranty on the part of Sellers in the representations and warranties contained herein and such misrepresentation or breach of warranty, if curable, is not cured within thirty days after written notice thereof from Buyer;
(ii) any Seller has committed a breach of any covenant imposed upon it hereunder and fails to cure such breach within thirty days after written notice thereof from Buyer; (iii) any condition to Buyer's obligations under Section 5.3 becomes incapable of fulfillment through no fault of Buyer and is not waived by Buyer, PROVIDED that, on the date of termination, all conditions to Sellers' obligations hereunder specified in Sections 5.2 (other than clauses (c) and (e) thereof) shall have been satisfied and Buyer shall then be otherwise ready, willing and able to proceed with the Closing hereunder; (iii) Sellers fail to deliver the Schedules in accordance with Section 1.6 hereof; (iv) upon receipt of the Schedules by Buyer, Buyer is not satisfied in full with the form and substance of all such Schedules; and (v) Sellers take any action or cause any event to occur that would adversely effect the accounting treatment of the Contemplated Transactions as a "pooling of interests;"

                 (d)     By Sellers or by Buyer, if any condition under
Section 5.1 becomes incapable of fulfillment through no fault of the party seeking termination and is not waived by the party seeking termination; and

                 (e) By either Sellers or Buyer if the Closing shall not have occurred on or prior to December 31, 1998, PROVIDED that (i) if so terminated by Sellers, the conditions specified in the proviso of Section 7.2(b) shall have been satisfied on the date of termination and Sellers shall be then otherwise ready, willing and able to proceed with the Closing, or (ii) if so terminated by Buyer, the conditions specified in the proviso of Section 7.2(c) shall have been satisfied on the date of termination and Buyer shall be then otherwise ready, willing and able to proceed with the Closing.

          SECTION 7.3 EFFECT OF TERMINATION; RIGHT TO PROCEED. Subject to the provisions of Section 7.1 hereof, in the event that this Agreement shall be terminated pursuant to Section 7.2, all further obligations of the parties under this Agreement shall terminate without further liability of any party hereunder except that (i) the agreements contained in Sections 4.8, 4.9 and 4.10 shall survive the termination hereof and (ii) termination shall not preclude any party from seeking relief against any other party for breach of this Agreement. In the event that a condition precedent to its obligation is not met, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the Contemplated Transactions.


                                     ARTICLE VIII

                                    MISCELLANEOUS

          SECTION 8.1 NOTICES. (a) Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally by hand or by recognized overnight courier, or mailed (by registered or certified mail, postage prepaid return receipt requested) as follows:

                 (i)     If to Buyer, one copy to:

                         Preferred Healthcare Staffing, Inc.
                         10800 Biscayne Boulevard
                         Miami, Florida 33161
                         Attn: Mr. Mel Harris

                         with a copy to:

                         Preferred Employers Holdings, Inc.
                         10800 Biscayne Boulevard
                         Miami, Florida 33161
                         Attn: Mr. Mel Harris

                         with a copy to:

                         Baer Marks & Upham LLP
                         805 Third Avenue
                         New York, New York 10022
                         Attn: Donald J. Bezahler, Esq.

                 (ii)    If to a Seller, one copy to such Seller as follows:

                         (A)  If to Debbie Bender-Balazich to:

                              Ms. Debbie Bender-Balazich
                              7998 East Country Club Boulevard
                              Boca Raton, Florida 33434

                         (B)  If to Steven Barth:

                              Mr. Steven Barth
                              1004 Basil Road
                              McLean, Virginia 22101

                         (C)  If to Steven Jones:

                              Mr. Steven Jones
                              907 Hyacinth Drive
                              Delray Beach, Florida 33483

                         (D)  If to Stephen M. McLaughlin:

                              Mr. Stephen M. McLaughlin
                              4311 Greenbriar Lane
                              Weston, Florida 33331

                         (E)  with a copy in each case to:

                              Akerman, Senterfitt & Eidson, P.A.
                              SunTrust International Center
                              One Southeast Third Avenue, 28th Floor
                              Miami, Florida 33131-1714
                              Attn: Marshall R. Burack, Esq.

                 (b) Each such notice or other communication shall be effective when delivered at the address specified in Section 8.1(a). Any party by notice given in accordance with this Section 8.1 to the other parties may designate another address or person for receipt of notices hereunder. Notices by a party may be given by counsel to such party.

          SECTION 8.2 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits hereto) and the collateral agreements executed in connection with the consummation of the Contemplated Transactions contain the entire agreement among the parties with respect to the subject matter hereof and related transactions and supersede all prior agreements, written or oral, with respect thereto.

          SECTION 8.3 WAIVERS AND AMENDMENTS; NON-CONTRACTUAL REMEDIES; PRESERVATION OF REMEDIES. This Agreement may be amended, superseded, cancelled, renewed or extended only by a written instrument signed by Sellers and Buyer. The provisions hereof may be waived in writing by Sellers or Buyer, as the case may be. Any such waiver shall be effective only to the extent specifically set forth in such writing. No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

          SECTION 8.4 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws rules thereof.

          SECTION 8.5 CONSENT TO JURISDICTION. Each of the parties hereto irrevocably and voluntarily submits to personal jurisdiction in the State of Florida and in the Federal and state courts in such state located in Dade County in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of such action or proceeding may be heard and determined in any such court. Each of the parties further consents and agrees that such party may be served with process in the same manner as a notice may be given under Section 8.1. The parties hereto agree that any action or proceeding instituted by any of them against any other party with respect to this Agreement will be instituted exclusively in the state courts located in, and in the United States District Court for Dade County, Florida. Sellers and Buyer irrevocably and unconditionally waive and agree not to plead, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue or the convenience of the forum of any action or proceeding with respect to this Agreement in any such courts.

          SECTION 8.6 BINDING EFFECT; NO ASSIGNMENT. This Agreement and all of its provisions, rights and obligations shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and legal representatives. This Agreement may not be assigned (including by operation of Law) by any party hereto without the express written consent of Buyer (in the case of assignment by the Company or any Seller) or Sellers (in the case of assignment by Buyer) and any purported assignment, unless so consented to, shall be void and without effect.

          SECTION 8.7 EXHIBITS. All Exhibits and Schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

          SECTION 8.8 SEVERABILITY. If any provision of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, this Agreement shall be amended so as to enforce the illegal, invalid or unenforceable provision to the maximum extent permitted by applicable law, and the parties shall cooperate in good faith to further modify this Agreement so as to preserve to the maximum extent possible the intended benefits to be received by the parties.

          SECTION 8.9 COUNTERPARTS. The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

          SECTION 8.10 THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein express or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement or the Contemplated Transactions.


                                      ARTICLE IX

                                     DEFINITIONS

          SECTION 9.1 DEFINITIONS. (a) The following terms, as used herein, have the following meanings:

          "ACQUISITION PROPOSAL" shall mean any proposal involving, directly or indirectly, (i) the acquisition of, or merger or other business combination involving the Company, (ii) the sale or other transfer of any capital stock of the Company, (iii) the sale, lease, transfer or management of the Business, (iv) the sale or other transfer of any Assets (except in the ordinary course) and
(v) any other transaction inconsistent with the Contemplated Transactions or which would render any of them impossible or impracticable to consummate.

          "ADDITIONAL FINANCIAL STATEMENTS" shall mean each of the financial statements and any review letters or other documents required to be delivered pursuant to Section 4.3.

          "AFFILIATE" of any person means any other person directly or indirectly through one or more intermediary persons, controlling, controlled by or under common control with such person.

          "AGREEMENT" or "THIS AGREEMENT" shall mean, and the words "HEREIN", "HEREOF" and "HEREUNDER" and words of similar import shall refer to, this agreement as it from time to time may be amended.

          "ASSETS" shall mean all cash, instruments, properties, rights, interests and assets of every kind, real, personal or mixed, tangible and intangible, used or usable in the Business.

          The term "AUDIT" or "AUDITED" when used in regard to financial statements shall mean an examination of the financial statements by a firm of independent certified public accountants in accordance with generally accepted auditing standards for the purpose of expressing an opinion thereon.

          "BUSINESS" shall mean the ownership and operation of the business of the Company.

          "BUSINESS DAY" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the City of New York) on which commercial banks and securities exchanges are open for business in the City of New York.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          "CONDITION OF THE BUSINESS" shall mean the condition (financial or otherwise), prospects or the results of operations of the Business, the Assets or the Company.

          "CONTAMINATION" shall mean any Release or presence of a Hazardous Substance; the presence of radon gas above the United States Environmental Protection Agency action level; and the presence of out of service, abandoned or leaking underground storage tanks.

          "CONTRACT" shall mean any contract, agreement, indenture, note, bond, lease, conditional sale contract, mortgage, license, franchise, instrument, commitment or other binding arrangement, whether written or oral.

          The term "CONTROL", with respect to any person, shall mean the power to direct the management and policies of such person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other persons by or through stock ownership, agency or otherwise; and the terms "CONTROLLING" and "CONTROLLED" shall have meanings correlative to the foregoing.

          "ENVIRONMENTAL CONDITION" shall mean (1) any past or present Release of or Contamination with Hazardous Substances at, in, on, under or above the Leased Real Property air, soils, surface water, or groundwater, (2) any injury to health, public safety or the environment relating to the Leased Real Property or activities conducted at the Leased Real Property, or (3) any violation or alleged violation of any Environmental Law relating to the Leased Real Property or activities conducted at the Leased Real Property.

          "ENVIRONMENTAL LAWS" shall mean any and all Laws (including common law), Permits, agreements or any other requirement or restriction promulgated, imposed, enacted or issued by any Governmental Body relating to human health or the environment, including the emission, discharge or Release of pollutants, contaminants, Hazardous Substances or wastes into the environment (which includes, without limitation, ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") 42 U.S.C.
Section 9601 ET SEQ.; the Resource Conservation and Recovery Act, 42 U.S.C.
Section 6901 ET SEQ.; the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1801 ET SEQ.; the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ.; the Water Pollution Control Act, 33 U.S.C. Section 1251 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. Section 2610 ET SEQ.; and the Federal Technical Standards and Corrective Action Requirements for Owners and Operators of Underground Storage Tanks, and any applicable corresponding state laws.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "GAAP" shall mean generally accepted accounting principles in effect on the date hereof as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States.

          "HAZARDOUS SUBSTANCES" shall mean any and all dangerous, toxic, radioactive, caustic or otherwise hazardous material, pollutant, contaminant, chemical, waste or substance defined, listed or described as any of such in or governed by any Environmental Law, including but not limited to urea-formaldehyde, polychlorinated biphenyls, asbestos or asbestos-containing materials, radon, explosives, known carcinogens, petroleum and its derivatives, petroleum products, or any substance which might cause any injury to human health or safety or to the environment or might subject the owner or operator of the Leased Real Property to any Regulatory Actions or Claims. "HAZARDOUS SUBSTANCES" shall include, without limitation, asbestos, airborne asbestos, polychlorinated biphenyls (PCBs), petroleum products, lead-based paint and urea-formaldehyde.

          "IRS" shall mean the Internal Revenue Service.

          "JOINT VENTURE AGREEMENT" shall mean the agreement dated October 20, 1995, by and among Debbie Bender-Balazich, Steven Barth, Stephen M. McLaughlin and Steven Jones.

          "KNOWLEDGE" with respect to (a) any individual shall mean actual knowledge and (b) any corporation shall mean the actual knowledge of the directors and the executive officers of such corporation; and "KNOWS" has a correlative meaning. The terms "any Seller's knowledge," and "Sellers' knowledge," including any correlative meanings, shall mean the knowledge of any Seller.

          "LIABILITY" shall mean any direct or indirect indebtedness, liability, assessment, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, actual or potential, contingent or otherwise (including any liability under any guaranties, letters of credit, performance credits or with respect to insurance loss accruals).

          "LIEN" shall mean any mortgage, lien (including mechanics, warehousemen, laborers and landlords liens), claim, pledge, charge, security interest, preemptive right, right of first refusal, option, judgment, title defect, covenant, restriction, easement or encumbrance of any kind.

          "PARENT" shall mean Preferred Employers Holdings, Inc., a Delaware corporation.

          "PERMITTED LIENS" shall mean (i) Liens for Taxes not yet due and payable for which adequate liability accruals have been set aside on the books of the Company and which are reasonably satisfactory to Buyer and (ii) statutory Liens, such as mechanic's, materialman's, warehouseman's, carrier's or other like Liens, incurred in good faith in the ordinary course of business, provided that the underlying obligations relating to such Liens are paid in the ordinary course of business, or are being contested diligently and in good faith by appropriate proceedings and as to which the Company has set aside liability accruals on its books reasonably satisfactory to Buyer, or the payment of which obligations are otherwise secured in a manner reasonably satisfactory to Buyer.

          "PERSON" shall mean an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization or other entity, including a government or political subdivision or an agency or instrumentality thereof.

          "RECEIVABLES" shall mean as of any date any trade accounts receivable, notes receivable, sales representative advances and other miscellaneous receivables of the Company.

          "REGULATORY ACTIONS" shall mean any Claim, demand, action, suit, summons, citation, directive, investigation, litigation, inquiry, enforcement action, Lien, encumbrance, restriction, settlement, remediation, response, clean-up or closure arrangement or other remedial obligation or proceeding brought or instigated by any Governmental Body in connection with any Environmental Law, including, without limitation, the listing of the Leased Real Property on any list of contaminated or potentially contaminated sites or potential or verified Hazardous Waste sites under any Environmental Law, or any civil, criminal and/or administrative proceedings, whether or not seeking costs, damages, penalties or expenses.

          "RELEASE" shall mean the intentional or unintentional, spilling, leaking, pumping, pouring, discharging or disturbance of, or emitting, depositing, injecting, leaching, dumping, disposing, emitting or escaping, or any other release or threatened release to or from, however defined, any Hazardous Substance in violation of any Environmental Law.

          "SUBSIDIARY" shall mean any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly through one or more intermediaries, or both, by any other entity.

          "TAX" (including, with correlative meaning, the terms "TAXES" and "TAXABLE") shall mean (i)(A) any net income, gross income, gross receipts, sales, use, ad valorem, transfer, transfer gains, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, rent, recording, occupation, premium, real or personal property, intangibles, environmental or windfall profits tax, alternative or add-on minimum tax, customs duty or other tax, fee, duty, levy, impost, assessment or charge of any kind whatsoever (including but not limited to taxes assessed to real property and water and sewer rents relating thereto), together with (B) any interest and any penalty, addition to tax or additional amount imposed by any Governmental Body (domestic or foreign) (a "TAX AUTHORITY") responsible for the imposition of any such tax and interest on such penalties, additions to tax, fines or additional amounts, in each case, with respect to the Company, the Business or the Assets (or the transfer thereof); (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of the Company being a member of an affiliated or combined group with any other person at any time on or prior to the Closing Date and (iii) any liability of the Company for the payment of any amounts of the type described in the immediately preceding clause (i) as a result of a contractual obligation to indemnify any other person.

          "TAX RETURN" shall mean any return or report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to any Tax Authority.

          "TRANSACTION DOCUMENTS" shall mean, collectively, this Agreement, and each of the other agreements and instruments to be executed and delivered by all or some of the parties hereto in connection with the consummation of the transactions contemplated hereby.

                 (b) The following terms are defined in the following sections of this Agreement:

          TERM                                    SECTION

          Annual Statements                       2.7(a)
          April 1998 Period                       1.2
          Asserted Liability                      6.4(a)
          Audited Interim Statements              2.7(a)
          Buyer                                   Recital
          Buyer Required Consents                 3.2
          Claims                                  2.15
          Claims Notice                           6.4(a)
          Closing                                 1.5

          Closing Date                            1.5
          Common Stock                            Recital
          Company                                 Recital
          Confidential Information                4.12(b)
          Contemplated Transactions               2.3
          Counsel Expenses                        1.2
          Debt                                    1.2
          Employee Benefit Plan                   2.17(a)
          Entity                                  2.17(a)
          Escrow Agent                            1.4
          Escrow Agreement                        1.4(b)
          Escrow Shares                           1.2
          Exchange Act                            4.12(a)(i)
          First Quarter                           1.2
          Governmental Bodies                     2.20
          Group                                   2.17(a)
          Income Tax Expense                      1.2
          Indemnification Shares                  1.2
          Indemnifying Party                      6.4(a)
          Indemnitee                              6.4(a)
          Insurance Expense                       1.2
          Insurance Policies                      2.19
          Intellectual Property Rights            2.14
          Interest Expense                        1.2
          Interim Statements                      2.7(a)
          Landlord                                2.12(d)
          Latest Balance Sheet Date               2.8
          Laws                                    2.20
          Leased Real Property                    2.11(a)
          Losses                                  6.2
          NET Escrow Agent                        1.4(a)
          NET Escrow Agreement                    1.4(a)
          Notice                                  1.6
          Orders                                  2.20
          Parent Reports                          3.5
          Parent Stock                            1.2
          Permits                                 2.21
          Purchase Price                          1.2
          Purchased Shares                        Recital
          Real Property Leases                    2.11(a)
          Registration Rights Agreement           4.15
          Registration Statement                  4.15
          Related Party                           2.25
          Related Party Contracts                 2.25

          Representatives                         4.2
          Securities Act                          4.15
          Self-Insurance Expense                  1.2
          Self-Insurance Programs                 2.19
          Sellers                                 Recital
          Sellers Required Consents               2.4
          Tax Audit                               2.16(a)(ix)
          Tax Deficiency                          2.16(a)(v)
          Term                                    4.12(a)
          Transaction Shares                      1.2

          SECTION 9.2 INTERPRETATION. Unless the context otherwise requires, the terms defined in Section 9.1 shall be applicable to both the singular and plural forms of any of the terms defined herein. All accounting terms defined in Section 9.1, and those accounting terms used in this Agreement not defined in
Section 9.1 except as otherwise expressly provided herein, shall have the meanings customarily given thereto in accordance with GAAP. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The use of the neuter gender herein shall be deemed to include the masculine and feminine genders wherever necessary or appropriate, the use of the masculine gender shall be deemed to include the neuter and feminine genders and the use of the feminine gender shall be deemed to include the neuter and masculine genders wherever necessary or appropriate. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."
















                     [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the date set forth above.

                              BUYER:

                              PREFERRED HEALTHCARE STAFFING, INC.


                              By: /s/ William R. Dresback
                                 --------------------------------
                                  Name: William R. Dresback
                                  Title: Senior Vice President


                              SELLERS:


                              /s/ Debbie Bender-Balazich
                              --------------------------------
                              Debbie Bender-Balazich


                              /s/ Steven Barth
                              --------------------------------
                              Steven Barth


                              /s/ Steven Jones
                              --------------------------------
                              Steven Jones


                              /s/ Stephen M. Mclaughlin
                              --------------------------------
                              Stephen M. McLaughlin


The undersigned is signing this
Agreement solely with respect to
the provisions of Section 1.2 and
Article III hereof:

PREFERRED EMPLOYERS HOLDINGS, INC.


By: /s/ William R. Dresback
   -----------------------------
    Name: William R. Dresback
    Title: Senior Vice President